2825 Airview Boulevard
Kalamazoo, MI 49002
NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS OF STRYKER CORPORATION

Date:	April 27, 2016

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan
Items of Business:

•	Elect nine directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

•	Consider and act upon approval of the 2011 Long-Term Incentive Plan, as amended and restated;

•	Conduct an advisory vote to approve the Company’s named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2015 is enclosed.
Only shareholders of record on March 1, 2016 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy
Vice President, Corporate Secretary
March 16, 2016

Important Notice Regarding Availability of
Proxy Materials for the Shareholders Meeting
on April 27, 2016
The proxy statement, our 2015 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

2825 Airview Boulevard
Kalamazoo, MI 49002
____________________
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 27, 2016
____________________

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker Corporation to be held on April 27, 2016 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 16, 2016.
What am I voting on?
You will be voting on four proposals at our annual meeting:

•	Election of nine directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

•	Approval of the 2011 Long-Term Incentive Plan, as amended and restated; and

•	Advisory vote to approve the Company’s named executive officer compensation.
What are the recommendations of the Board of Directors?
All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified, the proxy holders will vote your shares according to the recommendations of the Board of Directors, which are included in the discussion of each matter later in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

•	FOR approval of the 2011 Long-Term Incentive Plan, as amended and restated; and

•	FOR the approval of the resolution set forth in Proposal 4 regarding the advisory vote to approve the Company’s named executive officer compensation.
In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.
Who is entitled to vote?
At the close of business on March 1, 2016, the record date for the meeting, 373,191,816 shares of our common stock, $0.10 par value (“Common Stock”), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at that time.
How do I vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:

•
By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•
By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 26, 2016.
You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.
May I change my mind after submitting a proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.
What are broker non-votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016).
What is the required vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). The other matters require the affirmative vote of a majority of the votes cast at the meeting. On all matters, other than Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect.
Will the annual meeting be webcast?
You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Events & Presentations area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is (844) 826-0610 (U.S.) or (973) 453-3249 (International) and the Conference ID is 58126774. An archived copy of the webcast will continue to be available on our website until June 30, 2016.
How do I obtain directions to the annual meeting?
Directions are available at www.proxymaterials.stryker.com.
Can I access these proxy materials on the internet?
This proxy statement, our 2015 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

____________________
Stryker’s 2015 Annual Review Available Online
As a part of our strategy to be environmentally conscious and financially responsible, printed copies of our Annual Review are no longer being mailed to shareholders. The 2015 Annual Review, which contains a Letter to Shareholders from our Chairman, is available online at www.stryker.com/2015.

STOCK OWNERSHIP
Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
Capital Research Global Investors	31,966,233(1)	8.5
333 South Hope Street
Los Angeles, California 90071
Greenleaf Trust	27,275,271(2)	7.3
211 South Rose Street
Kalamazoo, Michigan 49007
Ronda E. Stryker	26,324,606(3)	7.1
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
BlackRock, Inc.	20,576,171(4)	5.5
55 East 52nd Street
New York, New York 10055
The Vanguard Group, Inc.	20,434,479(5)	5.4
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
John W. Brown	20,056,200(6)	5.4
750 Trade Centre Way
Portage, Michigan 49024
______________

(1)
This information is based solely on information as of December 31, 2015 contained in a filing with the U.S. Securities and Exchange Commission (“SEC”) on February 16, 2016. Capital Global Research Investors has sole voting power and dispositive power with respect to all of such shares.

(2)
This information is based solely on information as of December 31, 2015 contained in a filing with the SEC on February 10, 2016. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 438,027 of such shares, shared voting power with respect to 26,837,244 of such shares, sole dispositive power with respect to 428,767 of such shares and shared dispositive power with respect to 26,846,504 of such shares. See note (3) below regarding the shared voting power and dispositive power with respect to 16,534,847 of such shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the “Stryker Family Trust”).

(3)
This information is based solely on information as of January 31, 2016 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 52,922 shares that she has the right to acquire within 60 days of January 31, 2016 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and dispositive power with respect to 8,729,349 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared dispositive power with respect to 1,020,410 shares, no voting and shared dispositive power with respect to 40,000 shares and shared voting and dispositive power with respect to the remaining 16,534,847 shares. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and dispositive power with respect to the 16,534,847 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (2) above.

(4)
This information is based solely on information as of December 31, 2015 contained in a filing with the SEC on January 28, 2016. BlackRock, Inc. has sole voting power with respect to 17,473,968 shares and sole dispositive power with respect to all of such shares.

(5)
This information is based solely on information as of December 31, 2015 contained in a filing with the SEC on February 10, 2016. The Vanguard Group, Inc. has sole voting power with respect to 603,407 shares, shared voting power with respect to 34,800 shares, sole dispositive power with respect to 19,807,323 shares and shared dispositive power with respect to 627,156 shares.

(6)
This information is based solely on information as of December 31, 2015 provided by Mr. John W. Brown. Mr. Brown has sole voting and dispositive power with respect to 19,796,200 of the shares of Common Stock shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of January 31, 2016 by our current directors, all of whom are standing for reelection, the executive officers identified as our Named Executive Officers (“NEOs”) in the “Compensation Discussion and Analysis” section beginning on page 9 and the persons who were our executive officers and directors as of December 31, 2015 as a group.

Name	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	563,232	52,922	616,154	*
Srikant M. Datar, Ph.D.	6,694	38,777	45,471	*
Roch Doliveux, DVM	16,854	15,520	32,374	*
Louise L. Francesconi	15,694	61,422	77,116	*
Allan C. Golston	6,444	15,452	21,896	*
Kevin A. Lobo	52,959	349,648	402,607	*
William U. Parfet	317,737	52,922	370,659	*
Andrew K. Silvernail	1,089	3,449	4,538	*
Ronda E. Stryker	26,271,684	52,922	26,324,606	7.1
Named Executive Officers(1):
William R. Jellison	1,062	43,283	44,345	*
Timothy J. Scannell	75,135	393,411	468,546	*
David K. Floyd	5,776	77,328	83,104	*
Lonny J. Carpenter	52,795	241,193	293,988	*
Executive officers and directors as a group (19 persons)	27,435,809	1,696,998	29,132,807	7.8
______________

*	Less than 1%.

(1)	Other than Kevin A. Lobo, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units or performance stock units within 60 days after January 31, 2016.

(3)	Includes shares that may be acquired within 60 days after January 31, 2016 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.

(4)
Except for the shared beneficial ownership of certain shares of Common Stock by Ms. Stryker (17,595,257 shares), Mr. Floyd (5,436 shares) and Dr. Datar (1,000 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. During 2015, the Board held nine meetings. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2015. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2015 annual meeting.

Board’s Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. At one meeting each year, the Board and management focus on the Company’s overall strategic plan and direction. At the meeting in December, the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company’s risk management processes.
Independent Directors
Under the listing standards of the New York Stock Exchange (“NYSE”), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Silvernail the transactions with IDEX Corporation that are discussed under “Certain Relationships and Related Party Transactions” on page 8, and on discussions with the directors. In the case of Ms. Stryker, the Board also considered that the Company spent $619,800 in 2015 on functions and meetings, including the 2015 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker’s husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm’s length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.
Board Committees
Our Board has three committees. The current membership, number of meetings held during 2015 and the function performed by each of these committees is described below. These committees act under written charters approved by the Board. The applicable committee and the Board review and reassess the charters annually.
None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee — Mr. Golston (Chair), Mr. Cox, Dr. Datar and Mr. Silvernail currently are members of the Audit Committee, which met five times during 2015. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), oversees the Company’s financial reporting process on behalf of the Board of Directors. It meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see “Audit Committee Report” on page 34. The Board has determined that each of Mr. Golston, Mr. Cox, Dr. Datar and Mr. Silvernail is considered an “audit committee financial expert” for purposes of applicable SEC rules.
Compensation Committee — Mr. Parfet (Chair), Dr. Doliveux and Ms. Francesconi currently are members of the Compensation Committee, which met six times during 2015. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company’s equity-based compensation plans. Management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and “Compensation Discussion and Analysis” beginning on page 9.
Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. For the period 2007 through September 2015, Hay Group, Inc. ("Hay Group") was engaged directly by the Committee as its executive compensation consultant to assist by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing the competitiveness of our non-employee director compensation program;

•	Reviewing the competitiveness of total compensation for the members of our executive leadership team;

•	Reviewing and giving its opinion on management’s recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.
The Compensation Committee determined Hay Group to be independent from the Company and that no conflicts of interest existed. In reaching this conclusion, the Committee assessed Hay Group’s independence, taking into consideration all relevant factors, including the compensation consultant independence factors set forth in the SEC rules and the NYSE listing standards, appropriate assurances provided by Hay Group regarding its independence and the fact that Hay Group did not separately provide any advice or services to management or otherwise to the Company other than the services provided to the Compensation Committee.
During 2015, the Compensation Committee conducted a review of its compensation consultant arrangements and invited proposals from other firms. Following consideration of five firms, in October 2015 the Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to serve as its compensation consultant. During the review process, the Committee assessed Semler Brossy’s independence in the same manner it had with Hay Group and concluded that Semler Brossy is independent and that there are no conflicts of interest.
Governance and Nominating Committee — Ms. Francesconi (Chair), Dr. Doliveux, Mr. Parfet and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met five times during 2015, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance, legal and regulatory affairs/quality assurance issues. It meets at least once a year in executive session with each of our Group President, Global Quality and Operations, Chief Financial Officer, General Counsel and Chief Compliance Officer to review the Company’s compliance with laws and regulations and major legislative and regulatory developments that may have a significant impact on the Company. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee is committed to actively identifying, recruiting and advancing diverse candidates, including women and minority candidates, in any search process. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person’s availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, and giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.
Compensation Risks

Pay Governance, a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Hay Group and Semler Brossy, conducted a risk assessment of our executive compensation program in 2013 that concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Pay Governance report and discussed it with management at the time it was received. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our executive compensation policies, practices and programs:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker’s long-term profitability and strategic plan; and

•	Payouts are based on multiple performance measures and are capped at 200% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Performance stock units are only earned if challenging financial goals are achieved and are capped at 200% of target level;

•
Guidelines are in place with respect to stock ownership and share retention on option exercises and the prohibition of hedging, using derivative securities or short selling as it relates to Stryker stock; and

•
Compensation plan governance is well defined and includes the Board of Directors and Compensation Committee as well as many functional areas within Stryker, including finance, human resources and legal.

Our compensation program has not materially changed since Pay Governance conducted its risk assessment except that we adopted a more comprehensive recoupment policy as discussed under “Recoupment Policy” on page 22. We continue to believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.
Board Leadership Structure
The Board of Directors believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used.  In February 2012, at the time of transition in the Chief Executive Officer position, Mr. Parfet, who had served as the Lead Independent Director since 2004, was named Non-Executive Chairman. At the time Mr. Lobo was named President and Chief Executive Officer in October 2012, the Board of Directors determined that it was advisable that Mr. Parfet continue to serve as the independent Non-Executive Chairman to allow Mr. Lobo time as our new Chief Executive Officer to concentrate on the Company’s business operations.
In July 2014, the Board of Directors reassessed the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company’s operating and governance environment at the time, concluded that the most effective leadership structure would be for Mr. Lobo to serve in the combined role of Chairman of the Board, President and Chief Executive Officer and have full responsibility for the day-to-day management of the Company.
Also in July 2014, the independent directors selected Mr. Parfet as Lead Independent Director, a position within Stryker that entails significant responsibility and opportunity for independent Board leadership. In that role, Mr. Parfet is responsible for coordinating the activities of the independent directors. He chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items, directing the retention of consultants who report directly to the Board when deemed appropriate, consulting with the Governance and Nominating Committee concerning the members and chairpersons of Board committees and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. He also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.
Executive Sessions of Independent Directors
An executive session of the non-management directors is held in conjunction with each meeting of the Board and its Committees to provide an opportunity for discussion of topics of concern without any member of management being present. In the past, when the Board included a non-management director who was not considered independent, an executive session of only the independent directors was held at least once a year. That practice will be followed in the future if the situation arises.
Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.
Code of Conduct/Code of Ethics
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.
Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board of Directors, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.
Andrew K. Silvernail is Chairman and Chief Executive Officer of IDEX Corporation, an applied solutions company with $2 billion of sales in 2015 that specializes in fluid and metering technologies, health and science technologies and safety and other diversified products. In 2015, the Company purchased equipment and components used in the development and manufacturing of products from subsidiaries of IDEX Corporation at an aggregate cost of $2,957,000 in the ordinary course of business. At its February 2016 meeting, the Audit Committee authorized the Company to continue to purchase equipment and components from IDEX subsidiaries in the ordinary course of business up to $10,000,000.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under “Executive Compensation” beginning on page 25.
Named Executive Officers
The names and titles of our NEOs for purposes of this proxy statement are:

Name	Title
Kevin A. Lobo	Chairman, President and Chief Executive Officer
William R. Jellison	Vice President, Chief Financial Officer(1)
Timothy J. Scannell	Group President, MedSurg and Neurotechnology
David K. Floyd	Group President, Orthopaedics
Lonny J. Carpenter	Group President, Global Quality and Business Operations
______________

(1)
Mr. Jellison has elected to retire from his role as Vice President, Chief Financial Officer effective April 1, 2016 and will continue to be employed as an Advisor to the Chief Financial Officer from April 1, 2016 through March 31, 2017.

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract and retain the experienced executive team that has successfully driven our financial results over time.

The primary elements of compensation for our NEOs in 2015 were salary, bonus and stock awards consisting of stock options and performance stock units and, for Mr. Scannell, Mr. Floyd and Mr. Carpenter, also included restricted stock units. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the limited perquisites and personal benefits we provide to our NEOs are conservative to market.

Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker’s performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•
In 2015, the value of the variable, performance and stock-based compensation elements for the NEOs — bonuses, stock option grants valued using the Black-Scholes method, performance stock units and restricted stock units — averaged 84% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See “Summary Compensation Table” on page 25;

•
Our NEO bonus plans are based on difficult performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs’ payouts for 2015 (134% of target on average) were greater than the 2014 levels (96% of target on average) as a result of performance that overall was above 2015 bonus plan goals that were generally more challenging than prior year actual results;

•
Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2013 grant of performance stock units, which is discussed under “2013 Performance Stock Units: Results for the 2013-2015 Performance Period” beginning on page 19, was 117% of target as a result of performance that exceeded the target goal for sales growth relative to a comparison group of companies and performance that approximated the threshold goal for average adjusted diluted net earnings per share growth;

•
We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee’s independent compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and

•
We evaluate key risk issues related to compensation and, in this regard, engaged a third party to conduct a risk assessment of compensation programs in 2013 as discussed under “Compensation Risks” beginning on page 6 and believe that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2015 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 97% of the votes cast. The Compensation Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same.
Compensation Objectives
We compete for executive talent in a highly competitive, global industry. We believe that our executive compensation program, which is a key component of our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company’s growth and profitability (as described more fully in “Why We Chose Particular Performance Metrics and Goals” on page 14), the Company’s bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that can be earned in any year. The Company’s long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company’s long-term success (as described more fully in “Long-Term Incentive Compensation” beginning on page 18). The Compensation Committee believes that the Company’s incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive the Company’s success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay, based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.
Executive Compensation Philosophy
We have an executive compensation philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference for executive compensation decisions. This philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we recognize that there will be variations from our philosophy. In addition, changes to an individual NEO’s compensation elements, for example to meet desired market positioning indicated in our philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of this philosophy.
Our executive compensation philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under “2015 Compensation Elements” beginning on page 13.

Compensation Elements, Purpose and Target Positioning to Market

Element	Purpose	Target Positioning to Market
Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)
Bonus Plan	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)
Long-term Incentives
• Align participant interests with shareholders
• Balance short-term and long-term decision making
• Attract talent by offering a meaningful reward opportunity
• Retain key personnel via vesting and forfeiture provisions
• Provide opportunity to build stock ownership
• Up to the 75th percentile of market, but balance Company affordability
Savings and Retirement Plans
• Assist participants with retirement funding
• 401(k) Plan — provide above-market contributory retirement  benefit opportunity
• Supplemental Plan — provide contributions for participants  impacted by tax law limits on the 401(k) Plan
• Exceed general market practice
Health and Welfare Benefit Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for the Company	• Above-market benefit value
Perquisites	• Appropriate in light of position	• Conservative to market
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see “Executive and Non-Employee Director Stock Ownership Guidelines” on page 22.
The target market positioning referenced in our executive compensation philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.
The Role of Benchmarking in our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation adjustments for 2015 included the results of the Company as a whole and, for Mr. Scannell, Mr. Floyd and Mr. Carpenter, of the business areas of the Company for which each was responsible, the individual’s performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our executive compensation levels and practices every other year, we have not focused solely on market comparison data when establishing compensation levels. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
In late 2014, Hay Group, the Compensation Committee’s independent advisor at that time, conducted a market benchmarking study in connection with establishing NEO compensation and the results were among the factors considered when 2015 compensation decisions were made, which are discussed in further detail beginning on page 12. The data provided to the Compensation Committee by Hay Group showed compensation levels consisting of the primary elements of total compensation — salary, bonus and long-term incentive values. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study, target cash compensation levels were generally consistent with our executive compensation philosophy. The study also found that the grant value of the NEOs’ 2014 long-term incentive awards was generally below the targeted positioning in our executive compensation philosophy.

The comparison group companies used in the 2014 benchmarking study were:

• Abbott Laboratories	• Covidien plc	• Smith & Nephew plc
• Baxter International Inc.	• C.R. Bard, Inc.	• St. Jude Medical, Inc.
• Becton, Dickinson and Company	• Johnson & Johnson	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Medtronic, Inc.	• Zimmer Holdings, Inc.
• CareFusion Corporation	• Quest Diagnostics Incorporated
The comparison group was developed by Hay Group and management other than our NEOs and approved by the Compensation Committee and consisted of publicly traded companies that generally met the following criteria:

•	Product competitors or companies in the medical technology industry with which we compete for executive talent;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization and/or growth rates in revenue and earnings.
Hay Group conducted an additional benchmarking study in mid-2015. The study included two comparison groups: the group used in the 2014 study and a similar group to that used in the 2014 study except that CareFusion Corporation and Covidien plc were removed because they had been acquired and Laboratory Corporation of America Holdings, which met the criteria referred to above, was added to the group. The results for both comparison groups were similar in that, on average, for the NEOs who were serving in an NEO position at the time of the study, target cash compensation levels and the grant value of long-term incentive awards were below the target positioning of our executive compensation philosophy. The results of the 2015 benchmarking study were one of the factors considered when the 2016 compensation decisions for the NEOs were made in February 2016. Those decisions are summarized on page 23 and will be discussed in further detail in the proxy statement for our 2017 meeting.

Management’s Role in Determining Executive Compensation
The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board of Directors. The Chief Executive Officer’s role in determining executive compensation includes making recommendations on compensation decisions for the Company’s executives other than himself after reviewing information provided by our Vice President, Global Human Resources and other members of that department. Management’s role in determining executive compensation includes:

•
Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•
Preparing stock-based award recommendations for the Committee’s approval, which includes providing the Committee regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Management performs a similar role for the Board with respect to the compensation of the Chief Executive Officer and the non-employee directors.
2015 Compensation Decisions
The Compensation Committee and independent directors approved Mr. Lobo’s 2015 cash compensation, which included an annualized salary of $1,100,000 (effective March 1, 2015), a 3.8% increase over the annualized 2014 amount, and a target bonus opportunity of $1,540,000, an 11.8% increase over the annualized 2014 target amount. These levels recognized Mr. Lobo’s performance in his role and that Mr. Lobo’s target cash compensation (the sum of base salary and target bonus opportunity) was below the median of similar positions in the 2014 benchmarking study.
The Compensation Committee reviewed and approved the 2015 cash compensation levels for the other NEOs, which are discussed on the following page, after receiving recommendations from Mr. Lobo and our Vice President, Global Human Resources. These levels reflected subjective evaluations and decisions based on the scope of each NEO’s responsibilities in his current role, the level of performance in 2014 of the business areas for which he was responsible and his time and proficiency in the job. The annualized base salary amounts were effective as of March 1, 2015.

•
Mr. Jellison’s 2015 annualized salary was set at $554,000, a 2.8% increase over 2014, and his 2015 target bonus opportunity was increased to $387,800, a 2.8% increase over 2014. The 2015 increases for Mr. Jellison were believed to be consistent with general market trends and were consistent with increases within the Company generally.

•
Mr. Scannell’s 2015 annualized salary was set at $587,000, a 2.8% increase over 2014, and his 2015 target bonus opportunity was increased to $469,600, a 9.7% increase over 2014. The 2015 salary increase for Mr. Scannell was believed to be consistent with general market trends and was consistent with increases within the Company generally. The increase to the 2015 target bonus opportunity reflected the fact that Mr. Scannell’s target bonus opportunity as a percent of salary was below the median of similar positions in the 2014 benchmarking study.

•
Mr. Floyd’s 2015 annualized salary was set at $550,000, a 5.8% increase over 2014, and his 2015 target bonus opportunity was increased to $440,000, a 12.8% increase over 2014. The 2015 increases for Mr. Floyd reflect recognition of the fact that the salary and the target bonus opportunity as a percent of salary were below the median of similar positions in the 2014 benchmarking study.

•
Mr. Carpenter’s 2015 annualized salary was set at $485,000, a 4.2% increase over 2014, and his 2015 target bonus opportunity was increased to $363,750, a 4.2% increase over 2014. The 2015 increases for Mr. Carpenter primarily reflect his assumption of additional responsibilities related to the establishment of the Company’s transatlantic business model.

In addition, stock options and performance stock units were awarded to all of the NEOs in February 2015. Restricted stock units were also granted to Mr. Scannell, Mr. Floyd and Mr. Carpenter in May 2015. See “Long-Term Incentive Compensation” beginning on page 18.
2015 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary:    Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO’s salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive’s salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2015 were approved in February 2015 by the Compensation Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus:    The individually structured short-term bonus plans are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. For Mr. Lobo and Mr. Jellison, the primary focus of the 2015 bonus goals was total Stryker performance. In the case of Mr. Scannell and Mr. Floyd, the main focus was on performance of the groups for which they were responsible, with consolidated adjusted operating income and specified qualitative measures being additional factors. In the case of Mr. Carpenter, the focus was on both total Stryker performance and the performance of our Europe division, with specified qualitative measures being additional factors. Since 2007, our Executive Bonus Plan has had a recoupment provision that is applicable under certain circumstances involving a restatement of our financial statements.  See “Recoupment Policy” on page 22 for information regarding our expanded recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers during or after 2015. For 2015, each NEO’s bonus plan designated a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2015 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the “Maximum Bonus Opportunity” column in the following table, if 2015 goals for constant currency sales, adjusted operating income, diluted net earnings per share and constant currency international sales were achieved. Constant currency sales is a non-GAAP financial measure that we use to measure sales excluding the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Constant currency sales is calculated by translating the actual results at the foreign currency exchange rates that were used when establishing the target amounts at the beginning of the year. When calculating payouts related to constant currency sales, adjusted operating income and constant currency international sales, the impact of acquisitions that occur during the year is typically excluded as values related to potential acquisitions are not included in the bonus targets established early in the year. In addition, in the case of the constant currency sales goal, the business unit (consolidated in the case of Mr. Lobo and Mr. Jellison, the respective group for Mr. Scannell and Mr. Floyd and an equal blend of consolidated and Europe division for Mr. Carpenter) for which each NEO was responsible must have achieved 95% of its adjusted operating income goal before any payout could occur. In the case of the constant currency international sales goal used in each NEO’s bonus plan, 95% of adjusted consolidated operating income, which is also a non-GAAP financial measure, must have been achieved before any payout could occur. The individual NEO bonus plans are discussed in detail later in this section under “2015 Bonus Plans.” The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment and actual payment as a percentage of target for each NEO in 2015:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target
Kevin A. Lobo	1,540,000	3,080,000	1,927,813	125%
William R. Jellison	387,800	775,600	485,458	125%
Timothy J. Scannell	469,600	939,200	718,713	153%
David K. Floyd	440,000	880,000	644,780	147%
Lonny J. Carpenter	363,750	727,500	441,946	121%

Under our Executive Bonus Plan, the Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Plan.
The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2015. The actual payment for Mr. Lobo was approved by the independent directors in February 2016 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from the Chief Executive Officer at the Committee meetings in February 2015 and 2016, respectively.
Why We Chose Particular Performance Metrics and Goals
We generally established our 2015 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker used sales and earnings goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are key measures that are the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales, operating income and earnings per share goals generally align with our annual budget; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
Historical Analysis of NEO Achievement of Bonus Plan Goals
The following information is useful to an understanding of the difficulty associated with achievement of the goals established for our NEOs in the 2015 bonus plans:

•
Comparisons of Stryker’s annualized sales and earnings growth rates over the preceding five years relative to those of the other medical technology companies that we use for comparison purposes showed that Stryker generally outperformed the majority of that group. The fact that we have not significantly, on average, overachieved our goals historically, as demonstrated below, but have generally exceeded the growth rates of the comparison group tells us that the sales and earnings goals we have established historically were difficult to achieve.

•
On average, over the past five years, the persons who held the Chief Executive Officer position, the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as displayed in the table below. Beginning with 2013 NEO bonus plans, earnings per share and cash from operations ceased to be used as core bonus plan measures, with earnings per share being used as an overachievement measure and cash from operations no longer being used in NEO bonus plans.

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	99	98 to 100	99	92 to 111
Sales (Group/Division level)	98	92 to 102	102	66 to 163
Operating Income/Earnings per Share (Company)	99	99 to 101	82	50 to 100
Operating Income (Group/Division)	97	90 to 103	97	52 to 162
Cash from Operations (Company)	91	86 to 97	56	28 to 85
Cash from Operations (Group/Division level)	111	98 to 128	97	91 to 100
Qualitative (CEO)	102	70 to 125	102	70 to 125
Qualitative (CFO)	101	97 to 110	101	97 to 110
Qualitative (other NEOs)	102	75 to 125	102	75 to 125
The qualitative goals reflected in the table above were subjectively evaluated. As previously noted, beginning with NEO bonus plans in 2013, earnings per share is used only as an overachievement bonus plan measure. In addition to earnings per share, international sales for the Company was used as an overachievement bonus plan measure beginning in 2013. The following table presents the achievement for those overachievement measures and the associated payouts since 2013.

Overachievement Metrics Not Used as Core Bonus Metrics	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Opportunity (%)	Range of Bonus Payment vs. Opportunity (%)
International Sales (Company)	96	94 to 97	0	0 in all years
Earnings per Share (Company)	98	96 to 100	33	0 to 100
2015 Bonus Plans
The 2015 annual bonus goals and weightings for each NEO are shown in the tables on pages 16 through 18. The following information is relevant to an understanding of those tables:

•
Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•
The tables express the goals for quantitative performance measures as a percentage change from 2014 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•
Bonus plan goals are based on the Company’s financial results as reported in conformance with GAAP but may be adjusted at the Committee’s discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or the applicable business unit are calculated on a comparable basis from year to year. Information with respect to adjustments made to GAAP consolidated operating income in 2015 that resulted in the adjusted consolidated operating income used in the calculation of the NEOs’ bonus awards is set forth below (dollar values in millions):

Item	Year Ending December 31, 2015
Operating income, as reported	$1,861
Acquired inventory “stepped up” to fair value	7
Other acquisition and integration related charges	28
Amortization of intangible assets	210
Restructuring-related charges	132
Rejuvenate and other recall matters	296
Regulatory and legal matters	-53
Net currency adjustments	-33
Operating income attributable to acquisitions that occurred during 2015	-4
Other adjustments	6
Adjusted operating income for bonus calculation	$2,450

•
Information with respect to adjustments made to GAAP diluted net earnings per share in 2015 that resulted in the earnings per share used in the calculation of the NEOs’ bonus awards is set forth below:

Item	Year Ending December 31, 2015
Diluted net earnings per share, as reported	$3.78
Acquired inventory “stepped up” to fair value	0.01
Other acquisition and integration related charges	0.05
Amortization of intangible assets	0.39
Restructuring-related charges	0.26
Rejuvenate and other recall matters	0.55
Regulatory and legal matters	-0.12
Tax matters	0.20
Diluted net earnings per share for bonus calculation	$5.12

•
For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2015 were made by the

Compensation Committee after considering recommendations from Mr. Lobo in the case of each of the other NEOs and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual’s performance with respect to the goal. The threshold payment for qualitative measures is zero percent.

•	Payout for each overachievement metric generally begins when performance exceeds the budgeted value for the respective metric.

Mr. Lobo — Chairman, President and Chief Executive Officer

	2015 Threshold			2015 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	$2.235 bil.	-7.4%	10	$2.484 bil.	2.9%	40
Sales	$9.203 bil.	-4.9%	10	$9.949 bil.	2.8%	40
Functional goal(1)	—	—	0	—	—	20
			20			100
Overachievement Bonus Potential
Operating income	$2.484 bil.	2.9%	0	$2.534 bil.	4.9%	25
Sales	$9.949 bil.	2.8%	0	$10.148 bil.	4.9%	25
Diluted net earnings per share	$5.00	5.7%	0	$5.10	7.8%	25
International sales	$3.010 bil.	-3.4%	0	$3.071 bil.	-1.5%	25
			0			100
______________

(1)
Qualitative assessment of his efforts in leading the Company’s multi-year cost transformation initiative, driving value related to the Company’s recent large acquisitions, strengthening the Company’s leadership benchstrength and ensuring robust product performance processes and results.

Mr. Jellison — Vice President, Chief Financial Officer

	2015 Threshold			2015 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	$2.235 bil.	-7.4%	10	$2.484 bil.	2.9%	40
Sales	$9.203 bil.	-4.9%	10	$9.949 bil.	2.8%	40
Functional goal(1)	—	—	0	—	—	20
			20			100
Overachievement Bonus Potential
Operating income	$2.484 bil.	2.9%	0	$2.534 bil.	4.9%	25
Sales	$9.949 bil.	2.8%	0	$10.148 bil.	4.9%	25
Diluted net earnings per share	$5.00	5.7%	0	$5.10	7.8%	25
International sales	$3.010 bil.	-3.4%	0	$3.071 bil.	-1.5%	25
			0			100
______________

(1)
Qualitative assessment of his contributions to the creation of the Company’s cost transformation initiative, with a focus on shared services, and execution of the agreed plan thereafter and improving the alignment between budget and strategic planning processes.

Mr. Scannell — Group President, MedSurg and Neurotechnology

	2015 Threshold		2015 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income - group	-8.5%	5	7.6%	20
Operating income - consolidated	-7.4%	5	2.9%	20
Sales	-2.4%	10	5.5%	40
Functional goal(2)	—	0	—	20
		20		100
Overachievement Bonus Potential(1)
Operating income - group	7.6%	0	10.3%	12.5
Operating income - consolidated	2.9%	0	4.9%	12.5
Sales	5.5%	0	7.7%	25
Diluted net earnings per share	5.7%	0	7.8%	25
International sales	-3.4%	0	-1.5%	25
		0		100
______________

(1)
Goals are specific to the MedSurg and Neurotechnology Group reporting to Mr. Scannell, except the goals related to operating income - consolidated, diluted net earnings per share and international sales, which are total Company goals.

(2)
Qualitative assessment of his contributions to the creation of the Company’s cost transformation initiative and execution of the agreed plan thereafter, clarification of neurotechnology expansion opportunities, including business development strategy, internal collaboration and development opportunities, and advancement of other product development efforts.

Mr. Floyd — Group President, Orthopaedics

	2015 Threshold		2015 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income - group	-7.9%	5	8.3%	20
Operating income - consolidated	-7.4%	5	2.9%	20
Sales	-1.6%	10	6.3%	40
Functional goal(2)	—	0	—	20
		20		100
Overachievement Bonus Potential(1)
Operating income - group	8.3%	0	11.0%	12.5
Operating income - consolidated	2.9%	0	4.9%	12.5
Sales	6.3%	0	8.5%	25
Diluted net earnings per share	5.7%	0	7.8%	25
International sales	-3.4%	0	-1.5%	25
		0		100
______________

(1)
Goals are specific to the Orthopaedics Group reporting to Mr. Floyd, except the goals related to operating income - consolidated, diluted net earnings per share and international sales, which are total Company goals.

(2)
Qualitative assessment of his contributions to the creation of the Company’s cost transformation initiative and execution of the agreed plan thereafter and his efforts regarding delivery of the MAKO business product pipeline and positioning that business for success in 2016.

Mr. Carpenter — Group President, Global Quality and Business Operations

	2015 Threshold		2015 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2014 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income - consolidated	-7.4%	5	2.9%	20
Operating income - Europe division	-24.5%	5	-5.6%	20
Sales - consolidated	-4.9%	5	2.8%	20
Sales - Europe division	-18.1%	5	2.3%	20
Functional goal(2)	—	0	—	20
		20		100
Overachievement Bonus Potential(1)
Operating income - consolidated	2.9%	0	4.9%	12.5
Operating income - Europe division	-5.6%	0	-3.2%	12.5
Sales - consolidated	2.8%	0	4.9%	12.5
Sales - Europe division	2.3%	0	4.4%	12.5
Diluted net earnings per share	5.7%	0	7.8%	25
International sales	-3.4%	0	-1.5%	25
		0		100
______________

(1)	Goals are a blend between total company goals and the Europe division, which reports to Mr. Carpenter.

(2)
Qualitative assessment of his contributions to the creation of the Company’s cost transformation initiative and leading the execution of the agreed plan thereafter and establishing a plan for manufacturing cost reductions.

Long-Term Incentive Compensation:    In 2015, all of our NEOs were awarded stock options and performance stock units. In addition, Mr. Scannell, Mr. Floyd and Mr. Carpenter were awarded restricted stock units. The stock options granted on February 11, 2015 to our NEOs have an exercise price of $93.06 per share, the closing price on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other officers and key employees. Our plans prohibit repricing stock options without shareholder approval.
The performance stock units granted to the NEOs in 2015 will be earned based on the achievement of a pre-established threshold level of three-year average adjusted diluted net earnings per share growth, with the actual number of shares earned being determined based on the actual average adjusted diluted net earnings per share growth as well as sales growth performance relative to a comparison group of companies over the 2015 to 2017 performance period. The performance stock units will vest and be settled in Common Stock in March 2018 following the completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents on vested awards that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date.
The restricted stock units granted to Mr. Scannell, Mr. Floyd and Mr. Carpenter in May 2015 were awarded in recognition of their ongoing efforts related to the implementation of the Company’s transatlantic business model and to establish an additional retention incentive. The restricted stock units vest one-third on each of the first three anniversaries of the grant date.
The details of the 2015 stock awards grants to the NEOs are provided in the “2015 Grants of Plan-Based Awards” table on page 26. Stock awards in 2015 for other key employees generally consisted of stock options and restricted stock units. Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker’s long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing short-term decision-making with a focus on improving shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.
Management makes recommendations to the Compensation Committee about the stock award levels and terms. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer and for Mr. Lobo were approved by the Compensation Committee subject to final approval by the independent directors that subsequently occurred. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options, performance stock units and restricted stock units in 2015, factors considered included the level of responsibility and position within the Company, demonstrated performance over time and with respect to specific projects or key initiatives, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally and market comparison data. The Compensation Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See “Recoupment Policy” on page 22 for information regarding our expanded recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers during and after 2015.
2013 Performance Stock Units: Results for the 2013-2015 Performance Period
In 2013, the Company granted performance stock units to members of our then executive leadership team. The 2013 performance stock units (“2013 PSUs”) could be earned based on the achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average sales growth relative to a comparison group of companies) over the three-year performance period of January 1, 2013 to December 31, 2015. The Compensation Committee chose these as measures for the 2013 PSUs in order to focus the executive leadership team on longer term growth and profitability. The Committee also believed that it was important to have a measure that assessed the Company’s growth on a relative basis, which resulted in the use of sales growth relative to a comparison group. We believe our investors monitor these measures in evaluating our performance and making investment decisions regarding Stryker stock.
The 2013 PSUs will vest and be settled in Common Stock, along with any credited dividend equivalents associated with the vested 2013 PSUs, on March 21, 2016.
The following is the comparison group of 17 companies used to determine the relative sales growth performance for the 2013 PSUs:

• Abbott Laboratories	• General Electric (Healthcare Segment)	• Smith & Nephew plc
• Baxter International Inc.	• Hill-Rom Holdings, Inc.	• St. Jude Medical, Inc.
• Becton, Dickinson and Company	• Intuitive Surgical, Inc.	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Johnson & Johnson	• Wright Medical Group, Inc.
• Conmed Corporation	• Medtronic, Inc.	• Zimmer Holdings, Inc.
• C.R. Bard, Inc.	• Nuvasive, Inc.
The foregoing companies were selected as they were identified at the time the 2013 PSUs were granted as competitors in the medical technology industry with which we compete for market share and/or executive talent. ArthroCare Corporation, Biomet, Inc., CareFusion Corporation and Covidien plc, which were originally included in the comparison group when the 2013 PSUs were granted, were not included in the performance calculation because those companies were acquired and sales growth data is not available for the entire performance period. In addition, as shown in the table below, eight of the comparison companies (Abbott Laboratories; Baxter International Inc.; Becton, Dickinson and Company; Hill-Rom Holdings, Inc.; Medtronic, Inc.; Thermo Fisher Scientific Inc.; Wright Medical Group, Inc.; and Zimmer Holdings, Inc.) completed one or more individual acquisitions or divestitures that had a 10% or greater impact on sales growth, as measured on an annualized basis, in one or more of the years during the performance period.

Comparison Company	Entity Acquired or Divested
Abbott Laboratories	AbbVie Inc. (2013 divestiture)
Baxter International Inc.	Gambro AB (2013 acquisition); Baxalta Incorporated (2015 divestiture)
Becton, Dickinson and Company	CareFusion Corporation (2015 acquisition)
Hill-Rom Holdings, Inc.	Trumpf Medical (2014 acquisition); Welch Allyn, Inc. (2015 acquisition)
Medtronic, Inc.	Covidien plc (2015 acquisition)
Thermo Fisher Scientific Inc.	Life Technologies Corporation (2014 acquisition)
Wright Medical Group, Inc.	OrthoRecon business segment (2014 divestiture); Tornier N.V. (2015 acquisition)
Zimmer Holdings, Inc.	Biomet, Inc. (2015 acquisition)
In the Committee’s determination this overstated (in the case of acquisitions) or understated (in the case of divestitures) the average sales growth for such companies relative to the Company during the performance period. This level of acquisition and divestiture activity within the 2013 PSU comparison group, which was part of a significant increase in the consolidation of companies in the broader medical technology industry, was not envisioned at the time the 2013 PSUs were granted. In order to address these distortions, the Committee calculated, based on publicly-available data, the average sales growth to adjust for the effect of such individual acquisitions or divestitures.

Stryker did not have individual acquisitions or divestitures that impacted sales growth in any year during the performance period by more than 10% on an annualized basis, but if it did, the Committee would have adjusted Stryker’s three-year average sales growth in the same manner. In future years, the Committee will assess whether similar adjustments to the relative average sales growth calculation should be made with respect to other performance stock unit awards.
The following table displays the actual (as reported) and the adjusted (used in the performance calculation) three-year average sales growth for Stryker and the eight comparison companies impacted by more than 10% on an annualized basis in one or more of the years during the performance period as a result of one or more individual acquisitions or divestitures:

	As Reported Sales Growth					Adjusted Sales Growth
Company	Year 1	Year 2	Year 3	3-Year Average	Relative Rank(1)	Year 1	Year 2	Year 3	3-Year Average	Relative Rank(1)
Wright Medical Group, Inc.	(49.9)%	23.0%	39.4%	4.2%	9	13.2%	23.0%	4.6%	13.6%	1
Medtronic, Inc.	2.7%	3.6%	49.4%	18.6%	1	2.7%	3.6%	4.7%	3.7%	6
Hill-Rom Holdings, Inc.	0.0%	4.6%	24.3%	9.6%	5	0.0%	4.6%	1.1%	1.9%	8
Becton, Dickinson and Company	5.0%	3.8%	32.2%	13.7%	2	5.0%	3.8%	(3.3)%	1.9%	9
Thermo Fisher Scientific Inc.	4.6%	29.0%	0.4%	11.4%	3	4.6%	2.0%	(1.2)%	1.8%	10
Baxter International Inc.	7.5%	9.3%	(40.2)%	(7.8)%	17	3.3%	5.6%	(7.0)%	0.6%	13
Zimmer Holdings, Inc.	3.4%	1.1%	28.3%	10.9%	4	3.4%	1.1%	(5.6)%	(0.4)%	15
Abbott Laboratories	(45.2)%	(7.3)%	0.8%	(17.3)%	18	1.6%	(7.3)%	0.8%	(1.6)%	17
Stryker Corporation	4.2%	7.2%	2.8%	4.8%	8	4.2%	7.2%	2.8%	4.8%	4
____________
(1) Ranking is out of 18 companies (including Stryker Corporation).
As a result of the adjustments to the calculation of three-year average sales growth, Stryker’s ranking increased to the 82nd percentile of the comparison group versus the 59th percentile if no adjustment had been made, which resulted in the total 2013 PSUs earned increasing to 117% of target from 72% of target. The adjustments resulted in a modification of the 2013 PSUs for accounting purposes and an incremental fair value of the 2013 PSUs for Mr. Lobo, Mr. Scannell, Mr. Floyd and Mr. Carpenter of $1,327,567, $442,501, $331,892 and $265,513, respectively. These amounts will be reflected as 2016 compensation in the Company’s proxy statement for its 2017 annual shareholders meeting. The adjustments to the 2013 PSUs disqualified them as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The disqualification of the 2013 PSUs does not have a material impact on the Company’s effective tax rate. Beginning with the performance stock units awarded in 2015, the awards have been designed such that similar adjustments would not disqualify the awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.
The table below presents the performance goals, the actual results for average adjusted diluted net earnings per share growth (to which no modifications were made) and the results for relative average sales growth as adjusted by the Committee as described above and the calculated payouts for the 2013 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 6.0%	6.0%	8.5%	11.0%	6.0%
Earned 2013 PSUs, as % of Target	0	50	100	200	50
Weighted-Average (50%) Earned 2013 PSUs, as % of Target					25

Relative Average Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	62nd	86th and Above	82
Earned 2013 PSUs as % of Target	0	50	100	200	183
Weighted-Average (50%) Earned 2013 PSUs, as % of Target					92

Total 2013 PSUs earned, as % of Target(1)					117
____________
(1) The 2013 PSUs earned exclude dividend equivalents, which cannot be calculated until the date of vesting.

For those NEOs who were granted 2013 PSUs, the number and market value of the 2013 PSUs that have been earned as of December 31, 2015 and calculated before any adjustments to the relative average sales growth performance calculation but remain unvested until March 21, 2016 are included in the “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested” columns of the “Outstanding Equity Awards at 2015 Fiscal Year-End” table on page 28. The number and market value of the 2013 PSUs as calculated on the adjusted basis as discussed above are presented in Note (3) to the “Outstanding Equity Awards at 2015 Fiscal Year-End” table on page 29.
Retirement Plans:    We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan (“401(k) Plan”) — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan (“Supplemental Plan”) — in which certain employees, including the NEOs, may participate. The purpose of these Plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company’s matching contribution to the accounts of each NEO are determined by the NEO’s eligible compensation and individual contribution rate. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($18,000 annual deferral and $265,000 compensation in 2015). In addition to the Company match, the Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year’s eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2015 on behalf of each NEO are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 25. Additionally, the amounts contributed under the Supplemental Plan for 2015 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table on page 30 and the associated narrative.
We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans:    We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites:    We provide limited perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. The only perquisite provided to each of our NEOs in 2015 was an executive physical examination and the associated cost for each NEO was less than the SEC disclosure threshold of $10,000.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO’s compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company’s long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.
Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chief Executive Officer the authority to make “off-cycle grants” to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2015, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to recognize significant achievements and create retention incentives. Annual limits for off-cycle grants are defined both per individual employee (20,000 stock options and, for awards other than options, 6,993 shares under our 2011 Long-Term Incentive Plan) and in the aggregate (300,000 stock options, and for awards other than options, 104,895 shares under our 2011 Long-Term Incentive Plan).

The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported on the NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•
The annual grant of stock awards will generally be made on the date of the February meeting of the Board of Directors. Any change in the annual grant date must be made with the prior approval of the Board.

•
Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards are reported to the Compensation Committee and the Board of Directors at their next regular meetings.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company’s confidentiality, non-competition and non-solicitation agreement. Effective for stock awards made during and after 2006, we have included recoupment provisions in the terms and conditions of our stock awards that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.
Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors, corporate officers, operating division presidents and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. Our stock ownership requirements for our non-employee directors and NEOs are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years

For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded using an estimate of the net number of shares to be received after taxes, but does not include stock options or outstanding performance stock units. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership guidelines. As of the Company’s last annual measurement date of September 30, 2015, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date.
Our NEOs are prohibited from hedging any economic risk that may be associated with their ownership in Stryker stock. Our Insider Trading Policy prohibits the use of derivative securities (e.g., put or call options) or short sales or “selling short against the box” (i.e., short selling securities that a person already owns).
Recoupment Policy
In February 2015, our Board adopted a recoupment policy that applies uniformly to all cash and equity incentive payments made pursuant to awards granted to our elected corporate officers during and after 2015. Under this policy, the Compensation Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.
Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances. See “Transition Agreement with Mr. Jellison” on page 32.
Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation:    In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) generally eliminates the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding “performance-based compensation” meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design and administration of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate.
Share-Based Compensation:    We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB Codification”) that requires companies to measure the cost of employee stock awards based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company’s compensation expense when determining and making stock awards.

2016 Compensation Decisions
The table below summarizes the 2016 compensation decisions for the 2015 NEOs other than Mr. Jellison (see “Transition Agreement with Mr. Jellison” on page 32). These decisions will be more fully discussed in the proxy statement for our 2017 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)
Kevin A. Lobo	1,135,000	1,589,000	206,955	41,390
Timothy J. Scannell	615,000	492,000	75,020	15,004
David K. Floyd	580,000	464,000	64,675	12,934
Lonny J. Carpenter	500,000	400,000	54,325	10,866
____________

(1)	Each NEO bonus plan for 2016 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus based on sales and earnings metrics.

(2)
Stock options to purchase shares of the Company’s Common Stock were granted at an exercise price of $96.64 per share (the closing price as reported by the NYSE Composite Transactions on February 9, 2016, the last trading day before the grant date).

(3)	Key design features for the 2016 performance stock units include the following:

•
In order to earn any shares, a pre-established threshold level of three-year average adjusted diluted net earnings per share growth must be achieved, with the actual number of shares earned based on actual average adjusted diluted net earnings per share growth and sales growth relative to a comparison group of companies over the three-year performance period;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2019 following the completion of the three-year performance period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

William U. Parfet, Chair
Roch Doliveux, DVM
Louise L. Francesconi

Members of the Compensation Committee

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company’s NEOs during each of the last three years or such shorter period since he became an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 9 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2015	1,093,333	0	3,646,077	3,537,640	1,927,813	265,487	10,470,350
Chairman, President and	2014	1,055,000	0	3,249,982	3,231,527	1,320,188	263,450	9,120,147
Chief Executive Officer	2013	1,025,000	0	3,000,021	2,854,200	1,340,000	217,698	8,436,919
William R. Jellison	2015	551,500	0	624,319	605,767	485,458	99,182	2,366,226
Vice President, Chief	2014	536,667	0	624,940	621,436	350,152	86,340	2,219,535
Financial Officer(1)	2013	363,920	67,500	985,685	974,056	248,246	173,951	2,813,358
Timothy J. Scannell	2015	584,333	0	1,684,414	1,284,252	718,713	125,351	4,397,063
Group President,	2014	568,500	0	1,049,952	1,043,996	555,218	106,523	3,324,189
MedSurg and	2013	553,333	0	999,964	951,400	399,895	99,887	3,004,479
Neurotechnology
David K. Floyd	2015	545,000	0	1,166,577	945,009	644,780	98,033	3,399,399
Group President,	2014	513,333	0	800,040	795,502	346,208	85,583	2,540,666
Orthopaedics	2013	477,500	0	749,941	713,588	415,954	471,032	2,828,015
Lonny J. Carpenter	2015	481,708	0	1,259,959	872,290	441,946	85,435	3,141,338
Group President, Global
Quality and Business
Operations
______________

(1)
Mr. Jellison has elected to retire from his role as Vice President, Chief Financial Officer effective April 1, 2016 and will continue to be employed as an Advisor to the Chief Financial Officer from April 1, 2016 through March 31, 2017.

Salary. The Salary column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan.
Bonus. The Bonus column reflects discretionary cash payments. The discretionary payment to Mr. Jellison in 2013 was a sign-on bonus in connection with his employment with the Company. Payments under our individual NEO bonus plans pursuant to our Executive Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column and are discussed below under that heading.

Stock Awards.   The Stock Awards column represents the aggregate grant-date fair value of performance stock units and restricted stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification based on the target shares granted and the closing price of our Common Stock on the grant date. The grant-date fair value of the NEOs’ 2015 performance stock unit awards, if earned at maximum levels (200% of target), was $7,292,154, $1,248,639, $2,647,129, $1,948,070 and $1,798,218 for Mr. Lobo, Mr. Jellison, Mr. Scannell, Mr. Floyd and Mr. Carpenter, respectively. The grant-date fair value of the 2015 restricted stock unit awards for Mr. Scannell, Mr. Floyd and Mr. Carpenter was $360,850, $192,542 and $360,850, respectively.
Option Awards.   The Option Awards column represents the aggregate grant-date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under “Grant-Date Fair Value of Stock and Option Awards” on page 27.
Non-Equity Incentive Plan Compensation.   The Non-Equity Incentive Plan Compensation column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.
All Other Compensation.   The All Other Compensation column includes the following items for 2015:

•	401(k) Plan matching contributions and discretionary contributions made in March 2016 pertaining to the 2015 Plan year, in the amount of $27,550 for each NEO.

•
Stryker Supplemental Plan matching contributions and discretionary contributions made in March 2016 pertaining to the 2015 Plan year, in amounts of $237,937, $71,632, $97,801, $70,483 and $57,885 for Mr. Lobo, Mr. Jellison, Mr. Scannell, Mr. Floyd and Mr. Carpenter, respectively.

•	None of our NEOs had perquisites and personal benefits that equaled or exceeded the SEC disclosure threshold of $10,000 in 2015.
The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant.
Primary Compensation Elements.   The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units, restricted stock units and stock options, in relation to the total of such elements for each NEO:

Name	Salary (%)	Bonus Plan Payment (%)	Performance Stock Units Grant-Date Value (%)(1)	Restricted Stock Units Grant-Date Value (%)(1)	Stock Option Grant-Date Value using Black-Scholes (%)(1)
Kevin A. Lobo	11%	19%	36%	0%	34%
William R. Jellison	24%	21%	28%	0%	27%
Timothy J. Scannell	14%	17%	31%	8%	30%
David K. Floyd	16%	20%	29%	6%	29%
Lonny J. Carpenter	16%	14%	29%	12%	29%
______________

(1)
Uses aggregate grant-date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2015 awards of performance stock units, restricted stock units and stock option grants. See “Grant-Date Fair Value of Stock and Option Awards” on page 27.

2015 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2015, the range of payout potential for performance stock unit awards granted in 2015 and the restricted stock units and the stock options granted to the NEOs in 2015 that are disclosed in the Summary Compensation Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant-Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo	—	308,000	1,540,000	3,080,000								—
	2/11/2015				19,611	39,222	78,444					3,646,077
	2/11/2015								156,890	93.06	92.96	3,537,640
W. Jellison	—	77,560	387,800	775,600								—
	2/11/2015				3,358	6,716	13,432					624,319
	2/11/2015								26,865	93.06	92.96	605,767
T. Scannell	—	93,920	469,600	939,200								—
	2/11/2015				7,119	14,238	28,476					1,323,564
	5/1/2015							4,065				360,850
	2/11/2015								56,955	93.06	92.96	1,284,252
D. Floyd	—	88,000	440,000	880,000								—
	2/11/2015				5,239	10,478	20,956					974,035
	5/1/2015							2,169				192,542
	2/11/2015								41,910	93.06	92.96	945,009
L. Carpenter	—	72,750	363,750	727,500								—
	2/11/2015				4,836	9,672	19,344					899,109
	5/1/2015							4,065				360,850
	2/11/2015								38,685	93.06	92.96	872,290

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.   Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2015 individual bonus plans for the NEOs. Bonus payments related to quantitative measures would have been zero if performance had been below threshold. The “Summary Compensation Table” on page 25 shows the actual non-equity incentive plan payments received for 2015.
Estimated Possible Payouts Under Equity Incentive Plan Awards.   Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2015 to 2017 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Stock Awards: Number of Shares of Stock or Units, All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on the Date of Grant.   The awards of restricted stock units and stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant-Date Fair Value of Stock and Option Awards.   This column represents the grant-date fair value of each performance stock unit, restricted stock unit and stock option granted in 2015, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification. The performance stock unit awards that were granted in February 2015, if earned based on achievement of the pre-established goals, vest 100% on March 21, 2018. The restricted stock units granted in May 2015 vest one-third on each of the first three anniversaries of the grant date. The actual value an NEO realizes from the awards of performance stock units or restricted stock units will depend on the price of our Common Stock on the date of vesting and, in the case of performance stock units, the number of shares earned.
The stock option values throughout this proxy statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2015	2014	2013
Risk-free interest rate	1.8%	2.1%	1.3%
Expected dividend yield	1.6%	1.8%	1.9%
Expected stock price volatility	25.5%	26.3%	27.9%
Expected option life	7.3	7.1	7.1
______________

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Stock option awards have a ten-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2015 Fiscal Year-End
This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs at December 31, 2015 (dollar values, except option exercise price, are based on the closing price of $92.94 as reported by the NYSE Composite Transactions on December 31, 2015):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	4-26-11	20,864	5,171	58.02	4-25-21	—	—	—	—
	2-21-12	16,791	11,194	53.60	2-20-22	—	—	—	—
	10-01-12	64,677	43,118	55.66	9-30-22	—	—	—	—
	2-13-13	74,988	112,482	64.01	2-12-23	33,953	3,155,592	—	—
	2-12-14	32,043	128,172	81.14	2-11-24	—	—	40,054	3,722,619
	2-11-15	0	156,890	93.06	2-10-25	—	—	78,444	7,290,585
William R. Jellison	4-30-13	25,586	38,379	65.66	4-29-23	15,991	1,486,204	—	—
	2-12-14	6,162	24,648	81.14	2-11-24	—	—	7,702	715,824
	2-11-15	0	26,865	93.06	2-10-25	—	—	13,432	1,248,370
Timothy J. Scannell	2-07-06	50,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	47,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	48,400	0	67.80	2-11-18	—	—	—	—
	2-10-09	85,000	0	42.00	2-09-19	—	—	—	—
	2-23-10	68,670	0	53.09	2-22-20	—	—	—	—
	2-09-11	27,644	6,911	59.70	2-08-21	—	—	—	—
	2-21-12	21,660	14,440	53.60	2-20-22	—	—	—	—
	2-13-13	24,996	37,494	64.01	2-12-23	11,317	1,051,802	—	—
	2-12-14	10,352	41,408	81.14	2-11-24	—	—	12,940	1,202,644
	2-11-15	0	56,955	93.06	2-10-25	—	—	28,476	2,646,559
	5-1-15	—	—	—	—	4,065	377,801	—	—
David K. Floyd	12-05-12	16,560	11,040	54.35	12-4-22	—	—	—	—
	2-13-13	18,748	28,112	64.01	2-12-23	8,488	788,875	—	—
	2-12-14	7,888	31,552	81.14	2-11-24	—	—	9,860	916,388
	2-11-15	0	41,910	93.06	2-10-25	—	—	20,956	1,947,651
	5-1-15	—	—	—	—	2,169	201,587	—	—
Lonny J. Carpenter	2-14-07	18,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	22,000	0	67.80	2-11-18	—	—	—	—
	2-10-09	56,250	0	42.00	2-09-19	—	—	—	—
	2-23-10	45,435	0	53.09	2-22-20	—	—	—	—
	2-09-11	21,428	5,357	59.70	2-08-21	—	—	—	—
	2-21-12	16,791	11,194	53.60	2-20-22	—	—	—	—
	2-13-13	14,998	22,497	64.01	2-12-23	6,791	631,156	—	—
	2-12-14	6,655	26,620	81.14	2-11-24	—	—	8,318	773,075
	12-2-14	—	—	—	—	1,613	149,912	—	—
	2-11-15	0	38,685	93.06	2-10-25	—	—	19,344	1,797,831
	5-1-15	—	—	—	—	4,065	377,801	—	—
______________

(1)	All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.

(2)
The following table presents information related to the vesting schedules of restricted stock units (“RSUs”) and the 2013 PSUs for which the three-year performance period had concluded as of December 31, 2015 for each of the NEOs:

Name	Grant Date	Award Type	Vesting Schedule
Kevin A. Lobo	2-13-13	PSUs	100% on 3-21-16
William R. Jellison	4-30-13	RSUs	100% on 4-30-16
Timothy J. Scannell	2-13-13	PSUs	100% on 3-21-16
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
David K. Floyd	2-13-13	PSUs	100% on 3-21-16
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
Lonny J. Carpenter	2-13-13	PSUs	100% on 3-21-16
	12-2-14	RSUs	25% on 12-2-15, 25% on 12-2-16 and 50% on 12-2-17
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date

(3)
On an adjusted basis, excluding dividend equivalents that cannot be calculated until the date of vesting, the number of 2013 PSUs and the associated market value, based on the closing price of $102.84 as reported by the NYSE Composite Transactions on March 7, 2016 (the date the Compensation Committee certified the performance calculations for the 2013 PSUs), for the NEOs that held 2013 PSU awards were as follows: Mr. Lobo: 54,693 PSUs with a market value of $5,624,628; Mr. Scannell: 18,230 PSUs with a market value of $1,874,773; Mr. Floyd: 13,673 PSUs with a market value of $1,406,131; Mr. Carpenter: 10,939 PSUs with a market value of $1,124,967.

(4)
The performance stock units awarded in 2014 and 2015 will be earned based on the achievement of pre-established goals covering the performance periods of 2014-2016 and 2015-2017, respectively. The numbers shown represent the target number of units for the 2014 PSUs and the maximum number of units for the 2015 PSUs that can be earned, both excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2014 PSUs vest on March 21, 2017 and the 2015 PSUs vest on March 21, 2018.

2015 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2015. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	—	—	91,125	8,558,111
William R. Jellison	—	—	—	—
Timothy J. Scannell	40,000	1,804,000	14,302	1,339,382
David K. Floyd	—	—	9,200	867,928
Lonny J. Carpenter	16,500	812,295	12,974	1,216,704
______________

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting.
Pension Benefits
None of our NEOs participates in any defined benefit pension plan sponsored by the Company.
2015 Nonqualified Deferred Compensation
NEOs are eligible to participate in the Stryker Corporation 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Stryker Corporation Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($18,000 annual deferral and $265,000 compensation in 2015). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2015, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and

Supplemental Plan, including all of our NEOs, was paid in March of 2016. The table below shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Kevin A. Lobo	169,082	237,937	(20,117)	0	1,202,072
William R. Jellison	652,239	71,632	(27,277)	0	1,146,490
Timothy J. Scannell	89,955	97,801	60,320	0	2,139,572
David K. Floyd	47,297	70,483	(6,410)	0	230,059
Lonny J. Carpenter	27,261	57,885	37,151	0	561,825
______________

(1)
These amounts, contributed in March 2016 but earned for 2015, are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 25 (along with 401(k) Plan matching contributions and discretionary contributions in the amount of $27,550 for each NEO).

(2)
Aggregate balance consists of employee and Company contributions and investment earnings. The 2015 year-end balance includes registrant contributions made in March 2016 that were earned in 2015. The following amounts of the reported aggregate balance were compensation for 2014 or 2013 and are included in the “All Other Compensation” column for those years for the NEOs other than Mr. Carpenter, whose compensation prior to 2015 is not required to be disclosed:

Name	Registrant Contributions in 2014 ($)	Registrant Contributions in 2013 ($)
Kevin A. Lobo	236,500	146,143
William R. Jellison	59,390	0
Timothy J. Scannell	79,573	73,287
David K. Floyd	58,633	25,925

Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2015, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual’s payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death. In the case of death, payments will be made within 60 days if the participant elected the lump sum payment alternative.

Potential Payments upon Termination
Potential Severance Payments to NEOs Upon Termination:    We have no employment or severance agreement in place with any currently employed NEO. We have entered into a transition agreement with Mr. Jellison relating to his planned retirement from the Company. See “Transition Agreement with Mr. Jellison” on page 32. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances. All of our NEOs have agreed to Stryker’s Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Jellison, Mr. Scannell, Mr. Floyd and Mr. Carpenter amounts totaling $3,027,813, $1,039,458, $1,305,713, $1,194,780 and $926,946, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them assume 2015 salary and bonus levels, a December 31, 2015 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company’s decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.
Stock options granted since February 7, 2006 and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination:	Vested Options Exercisable:	Unvested Options or Units Are:
Death or Disability	For one year from termination
Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on the performance through the most recently completed year(1)

Retirement(2)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement
Other Reasons	For 30 days from termination	Forfeited(3)
______________

(1)
Upon death or disability, performance stock units granted in 2016 have prorated vesting through the termination date and are earned based on performance covering the entire three-year performance period.

(2)
Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2015, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(3)
The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2015 is the same as the values shown in the table in the following section “Potential Payments Upon Certain Corporate Transactions.”

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.
Potential Payments upon Certain Corporate Transactions:    Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
As of December 31, 2015, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that could be vested upon the occurrence of a change in control. The unrealized values of the unvested options and units are based on the closing price of $92.94 as reported by the NYSE Composite Transactions on December 31, 2015.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)
Kevin A. Lobo	457,027	6,994,916	—	—	152,451	14,168,796
William R. Jellison	89,892	1,337,826	15,991	1,486,204	21,134	1,964,194
Timothy J. Scannell	157,208	2,371,107	4,065	377,801	52,733	4,901,005
David K. Floyd	112,624	1,611,917	2,169	201,587	39,304	3,652,914
Lonny J. Carpenter	104,353	1,583,393	5,678	527,713	34,453	3,202,062

Transition Agreement with Mr. Jellison
As stated previously, Mr. Jellison has elected to retire from his role as Vice President, Chief Financial Officer effective April 1, 2016 and will continue to be employed as an Advisor to the Chief Financial Officer from April 1, 2016 through March 31, 2017. During the advisory period, Mr. Jellison will continue to receive base salary at his current annual rate of $554,000 and will be entitled to receive an advisory period incentive bonus in the amount of $387,800 provided he remains employed in the advisory capacity through December 31, 2016 and an additional $150,000 if he continues through the conclusion of the advisory period on March 31, 2017. Pursuant to the terms of the plans and award agreements under which he has been granted stock options, restricted stock units and performance stock units, any unvested grants will lapse when his employment terminates and stock options that are vested on that date will lapse unless exercised within 30 days thereafter.

COMPENSATION OF DIRECTORS
Director Compensation
The structure of our non-employee director pay program in 2015, which is determined by the full Board of Directors, was generally unchanged from 2014. Mr. Lobo received no additional compensation for his service as a director. Directors who were not employees received a fixed annual fee of $60,000 in 2015 and an additional annual fee of $55,000 if they served on one or more Committees of the Board. The Audit Committee chair received an additional $20,000 and all other Committee chairs received an additional $10,000. The Lead Independent Director, Mr. Parfet, received an additional $25,000. In addition, in 2015 Mr. Golston received $30,000 as chair and Dr. Datar and Mr. Silvernail received $20,000 as members of a special committee formed in connection with mergers and acquisitions. During 2015, each outside director was awarded an option to purchase 3,795 shares of Common Stock with an exercise price of $93.06, the closing price on the last trading day before the grant date, and 948 restricted stock units.
The table below sets forth the compensation paid during 2015 to our directors who were not employees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Howard E. Cox, Jr.	115,000	86,818	85,572	287,390
Srikant M. Datar, Ph.D.	135,000	86,818	85,572	307,390
Roch Doliveux, DVM	115,000	86,818	85,572	287,390
Louise L. Francesconi	125,000	86,818	85,572	297,390
Allan C. Golston	165,000	86,818	85,572	337,390
William U. Parfet	150,000	86,818	85,572	322,390
Andrew K. Silvernail	135,000	86,818	85,572	307,390
Ronda E. Stryker	115,000	86,818	85,572	287,390
______________

(1)
The Stock Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification based on the number of restricted stock units granted and the closing price of our Common Stock on the grant date.

(2)
The Option Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for stock option grants made in 2015. Stock Compensation values are derived using the Black-Scholes option pricing model assumptions that are discussed under “Grant-Date Fair Value of Stock and Option Awards” on page 27.

The following table sets forth the number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2015:

Name	Stock Awards Outstanding at December 31, 2015 (#)	Option Awards Outstanding at December 31, 2015 (#)
Howard E. Cox, Jr.	948	69,320
Srikant M. Datar, Ph.D.	948	46,675
Roch Doliveux, DVM	948	23,418
Louise L. Francesconi	948	69,320
Allan C. Golston	948	23,350
William U. Parfet	948	65,920
Andrew K. Silvernail	948	8,150
Ronda E. Stryker	948	69,320
Options to non-employee directors become exercisable at 20% of the underlying shares per year over five years. Restricted stock units vest on March 21 of the next calendar year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. See “Executive and Non-Employee Director Stock Ownership Guidelines” on page 22.
The 2016 annual director fees remain the same as the 2015 fees. On February 10, 2016, each non-employee director was granted an option to purchase 4,570 shares, with an exercise price of $96.64, equal to the closing price on February 9, 2016, the last trading day before the grant date, and 915 restricted stock units.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company’s internal control over financial reporting as of December 31, 2015. We monitor and oversee these processes. We also approve the selection and appointment of Stryker’s independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, throughout the year and reported the results of our activities to the Board of Directors. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with Stryker’s management;

•
Discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Submitted by:

Allan C. Golston, Chair
Howard E. Cox, Jr.
Srikant M. Datar, Ph.D.
Andrew K. Silvernail

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS
Nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board of Directors recommends that shareholders vote FOR all nominees. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a “holdover director.” Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board’s decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

Name, Age, Principal Occupation and Other Information	Director Since
HOWARD E. COX, JR., age 72	1974
Special Limited Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a Director Secretary of Defense Business Board, a member of the Harvard Medical School Board of Fellows and a member of the Investment Committees of the Dana Farber Cancer Institute, Partners Healthcare System, Inc. and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for over 40 years, he brings a valuable historical context to our Board.

SRIKANT M. DATAR, Ph.D., age 62	2009
Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996 and Senior Associate Dean from 2001 to 2010. From 1989 to 1996, he was Edmund W. Littlefield Professor at the Graduate School of Business, Stanford University. He is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm, and T-Mobile US, Inc., a provider of wireless voice, messaging and data services.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong accounting and finance background and his experience as chair of the Audit Committee at Novartis AG and T-Mobile US, Inc. allow him to make significant contributions on our Audit Committee. His service on the boards of global companies involved in pharmaceuticals and high tech gives him great insights on assessing Stryker’s technology and strategies to expand our business globally.

ROCH DOLIVEUX, DVM, age 59	2010
     Former Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, from 2005 through 2014. Prior thereto, he was Chief Executive Officer of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation. He is Chairman of the GLG Healthcare Institute and chairs the Board of the Vlerick Business School, a top-100 business school in the world based in Belgium.

Dr. Doliveux has extensive experience in life science and healthcare companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

Name, Age, Principal Occupation and Other Information	Director Since
LOUISE L. FRANCESCONI, age 62	2006
Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of UNS Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi’s extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, age 49	2011
President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006.
Mr. Golston has extensive experience in auditing, finance and the healthcare industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide healthcare, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston’s expertise and experience in financial matters enable him to make valuable contributions to our Audit Committee.

KEVIN A. LOBO, age 50	2012
Mr. Lobo was named Chairman of the Board in July 2014 and has served as President and Chief Executive Officer of the Company since 2012. He joined the Company as a Group President in April 2011. Prior thereto, he held several senior leadership roles over eight years with Johnson & Johnson, including serving as president of Ethicon Endo-Surgery and president of J&J’s Medical Products business in Canada. Mr. Lobo is also a director of Parker-Hannifin Corporation, a manufacturer of motion and control technologies and systems.

Mr. Lobo’s more than 25 years of global business and leadership experience across multiple industries, including healthcare, enables him to provide valuable insight to the Board regarding the Company’s operations and the strategic planning initiatives necessary to meet the demands of the changing environment. As the sole member of management on our Board, he provides management’s business perspectives and the necessary link to the day-to-day operations.

WILLIAM U. PARFET, age 69	1993
Mr. Parfet recently retired as Chairman and Chief Executive Officer of MPI Research, Inc., a global preclinical research organization. He had served as Chairman and CEO of MPI since 1999. He is a director of Monsanto Company, a provider of agricultural products that improve farm productivity, and Taubman Centers, Inc., a real estate development company.

From 1993 to 1996, Mr. Parfet served as the president and CEO of Richard-Allan Medical, a worldwide manufacturer of surgical products. Prior to that, he had a 30-year career with the Upjohn Company (now part of Pfizer) as both an executive and member of the Board of Directors. He also previously served as a trustee of the Financial Accounting Foundation, the group that oversees the Financial Accounting Standards Board. His extensive experience in executive leadership roles, in serving as a director on the boards of a number of public companies and a long tenure on the Stryker Board gives him a deep understanding of the role of the Board of Directors and positions him well to serve as our Lead Independent Director.

ANDREW K. SILVERNAIL, age 45	2013
Chairman, President and Chief Executive Officer of IDEX Corporation, Chairman since 2012 and President and Chief Executive Officer since 2011, and Vice President, Group Executive from January 2009 to August 2011. Mr. Silvernail is also a trustee for the Manufacturers Alliance for Productivity and Innovation (MAPI).

By virtue of service as Chairman, President and Chief Executive Officer of IDEX Corporation and his prior experience in executive leadership positions with IDEX and another large public company, Mr. Silvernail provides valuable business, leadership and management insights and useful perspectives to our Board discussions.  His experience leading a large public company with global operations gives him a clear understanding of the issues facing a multinational business such as ours.

RONDA E. STRYKER, age 61	1984
Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a Michigan chartered bank, Vice Chair of Spelman College, a trustee of Kalamazoo College and member of the Harvard Medical School Board of Fellows.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company’s largest individual shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company’s independent auditor continuously since 1974. The Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor’s lead audit partner be rotated every five years. The process for the selection of the new lead audit partner in 2013 included a meeting between the Chair of the Audit Committee and the candidate recommended by Ernst & Young LLP for the role, as well as discussion by the full Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders and, at its February 2016 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2016, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2016. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.
Fees and Services

The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2015 and 2014 were as follows:

	2015 ($)	2014 ($)
Audit Fees	7,388,000	7,512,000
Audit Related Fees	186,000	123,000
Tax Compliance Fees	466,000	635,000
Other Tax Fees	3,844,000	7,030,000

Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Compliance Fees include amounts for tax compliance services. Other Tax Fees include amounts for tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2016. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee’s December meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for 2016.

PROPOSAL 3 — APPROVAL OF THE 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
General
We are asking our shareholders to approve the 2011 Long-Term Incentive Plan, as amended and restated (which we refer to as the 2011 Plan) in order to re-approve the material terms of the performance goals that relate to awards granted under the 2011 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. This will allow us to retain flexibility to deduct for federal income tax purposes the gains attributable to certain awards under the 2011 Plan which, when added to the compensation payable by us to certain executive officers in any single year, exceeds $1 million. Other than an amendment in July 2011 that clarifies the delegation authority of the Compensation Committee and under what scenarios awards can be made when granting authority has been delegated and the amendment to include a limit on compensation payable under the 2011 Plan to our non-employee directors described below under “Limits on Director Compensation,” the terms of the 2011 Plan are identical to the terms of the plan that shareholders approved on April 26, 2011. We are not asking for approval of additional shares under the 2011 Plan or to extend the term of the 2011 Plan.
Background for Proposal
162(m) Re-approval of Performance Goals: Section 162(m) of the Code, or Section 162(m), places a limit of $1 million on the amount that we may deduct for federal income tax purposes in any one taxable year for compensation paid to each of our “covered employees.” Our covered employees include our Chief Executive Officer and each of our other three most highly-paid executive officers, other than our Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards, or “performance-based compensation.” A performance-based award made under the 2011 Plan is eligible for this exception provided certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award. The material terms of the performance goals under the 2011 Plan consist of (1) the class of individuals eligible to receive awards under the 2011 Plan, (2) the types of performance criteria on which payouts or vesting for performance awards are based and (3) the maximum number of shares that can be provided during a specified period to any employee for awards under the 2011 Plan.
The performance goals in the 2011 Plan were originally approved by shareholders at the time of its adoption in 2011, with 93% of the vote. Section 162(m) requires re-approval of those performance goals after five years if the compensation committee has retained discretion to vary the targets under the performance goals from year to year. Our Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, we are seeking re-approval of the performance goals included in the 2011 Plan in order to preserve our ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the 2011 Plan.
Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that any awards under the 2011 Plan intended to qualify for exemption under Section 162(m) will actually receive this treatment. However, the 2011 Plan is structured with the intention that our Compensation Committee will have the discretion to make awards under the 2011 Plan that would qualify as “performance-based compensation” and be fully deductible if shareholder approval is obtained of the material terms of the performance goals under the 2011 Plan. Subject to the requirements of Section 162(m), if the 2011 Plan is not approved by shareholders, we will not make any further grants that are intended to qualify as “performance-based compensation” under the 2011 Plan to our “covered employees” as defined in Section 162(m), or their successors, until such time, if any, as shareholder approval of a subsequent similar proposal is obtained.
Limits on Director Compensation: As described in “Compensation of Directors” on page 33, our non-employee directors currently receive compensation in the form of stock option grants, restricted stock unit grants and cash fees. We are asking our shareholders to approve the 2011 Plan, which will limit the grant-date fair value of equity grants that can be made to individual non-employee directors under the 2011 Plan to $500,000 per calendar year and limit the total value of cash compensation that can be paid to individual non-employee directors in any calendar year to $400,000. We believe this amendment is appropriate in order to ensure that the compensation that our non-employee directors receive is within limits that our shareholders have had an opportunity to review and approve. If the 2011 Plan is not approved by shareholders, the proposed limits on director compensation contained in the 2011 Plan will not be effective, but directors would continue to be eligible to receive equity-based compensation under the 2011 Plan or a successor equity compensation plan, as well as cash compensation for their service as directors.
2011 Plan Description
Awards and Eligibility:    The 2011 Plan provides for the grant of stock options, restricted stock awards, other stock unit awards and other rights, interests and options relating to shares of Common Stock. All employees of the Company and its subsidiaries (approximately 27,000 people) and non-employee directors (currently eight people) are eligible to participate in the 2011 Plan. The persons to whom awards will be granted and the terms thereof are determined by the Compensation Committee, except that the Board of Directors makes awards to the non-employee directors and the Compensation Committee, as permitted by the 2011 Plan, delegated to the Chief Executive Officer the authority to make awards to employees subject to an annual limit of 20,000 shares per employee and 300,000 shares in the aggregate. References to the Compensation Committee in this description shall include the Board of Directors and the Chief Executive Officer as applicable. The bases on which individuals receive actual awards will depend on a number of factors, including an individual’s potential contribution to the business, compensation practices at the time, retention issues and the Company’s stock price.
Shares Available:    9,765,841 shares remain available for the grant of awards under the 2011 Plan as of February 29, 2016 and the closing per-share sales price of our Common Stock on that date as reported on the NYSE Composite Transactions was $99.88. Awards other than stock options or stock appreciation rights are counted against the 2011 Plan and other limits on a 2.86-for-1 basis. If any award is cancelled, terminates, expires or lapses for any reason, the shares subject to such award shall again become available for future grant under the 2011 Plan and are added back as one share if subject to a stock option or stock appreciation right and 2.86 shares if subject to an award other than a stock option or stock appreciation right. However, shares subject to an award may not again be made available for issuance under the 2011 Plan if shares are tendered or withheld to pay the exercise price of a stock option or the withholding tax related to an award or are subject to a stock-settled stock appreciation right and are not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the shares of Common Stock available for issuance or delivery under the 2011 Plan are not increased by shares repurchased by the Company with proceeds from the exercise of stock options.
Maximum Grants under the 2011 Plan: No individual may be granted awards under the 2011 Plan with respect to more than 2,000,000 shares of Common Stock during any calendar year. The 2011 Plan also limits the grant-date fair value of equity grants that may be made to individual non-employee directors under the 2011 Plan to $500,000 per calendar year and limits the value of cash compensation that may be paid to individual non-employee directors in any calendar year to $400,000.
Performance Goals: If the Compensation Committee determines at the time an award that is based on performance criteria is granted to a participant that the participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction related to the award, a “covered employee” within the meaning of Section 162(m), then the Compensation Committee may make the lapsing of the restrictions and the payment of the award subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following business criteria: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return, economic value added, quality initiatives or compliance initiatives of the Company or the operating unit within which a participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable operating unit) under one or more of the measures described above relative to the performance of other corporations or external indices.
Options:    Options to purchase shares of Common Stock may be granted under the 2011 Plan, either alone or in addition to other awards, in consideration (in whole or in part) for the performance of services. The exercise price per share may not be less than the closing sales price per share as reported on the NYSE Composite Transactions for the last market trading date prior to the grant date. The term of each option is fixed by the Compensation Committee in its sole discretion, but no stock option may be exercised more than ten years after the date the option is granted. Options are exercisable at such time or times as determined by the Compensation Committee. Subject to the other provisions of the 2011 Plan and any applicable award agreement, any option may be exercised by the participant upon payment by delivery of cash, shares of Common Stock or by any combination thereof. In general, if a participant’s employment or service as a director terminates, other than by reason of retirement, death or disability, all of the participant’s unexercisable options are forfeited and all exercisable options may be exercised within 30 days following termination or they will expire. In the case of retirement or persons who are eligible for retirement but have not retired, an option may be exercised for the remainder of its term and, in the case of death or disability, an option may be exercised within one year after termination. In the event of termination because of retirement, death or disability, an option may be exercised during the applicable period following termination with respect to all or any part of the shares subject thereto regardless of whether the option was fully vested at the time of termination.
Restricted Stock:    Restricted stock awards may be issued to participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2011 Plan. The Compensation Committee at the time of grant may impose such conditions or restrictions on any restricted stock as it deems advisable, including without limitation restrictions based on the achievement of specific performance objectives and time-based restrictions. Such restrictions may lapse all at once or in installments. Each award of restricted stock will set forth the extent, if any, to which the participant has the right to retain unvested restricted stock after termination of employment or service as a director. During the restriction period, participants holding restricted stock may exercise full voting rights with respect to those shares and may be credited with cash dividends paid on those shares.
Other Stock Awards:    Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares may be granted to participants, either alone or in addition to other awards granted under the 2011 Plan, and may include awards based on the achievement of pre-established performance criteria during a specified period. Other stock unit awards may be paid in shares of Common Stock, cash or any other form of property as the Compensation Committee determines. Unless the Compensation Committee determines otherwise to address specific considerations, other stock unit awards shall have a vesting period of not less than one year. Shares of Common Stock, including securities convertible into Common Stock, subject to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. The price at which a stock appreciation right is granted shall not be less than the closing sales price per share as reported on the NYSE Composite Transactions for the last market trading date prior to the grant date.

Change in Control:    In the event of a change in control, the Compensation Committee shall have discretion to accelerate the vesting of awards, eliminate restrictions, deem any performance measure to be satisfied or take such other action as it deems appropriate in its sole discretion. In addition, the Compensation Committee may determine, at any time at or after the grant of an option, that, during the 60-day period after a change in control occurs, a participant holding an option shall have the right, whether or not the option is fully exercisable, to receive cash equal to the amount by which the then fair market value exceeds the exercise price per share. A change in control shall occur if any person or group becomes a beneficial owner of more than 50% of the outstanding shares, certain business combination transactions occur or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets.
Other Provisions:    The Compensation Committee may amend, alter or discontinue the 2011 Plan at any time, but no amendment, alteration or discontinuation may be made that would impair rights under an award previously granted without the participant’s consent. The Compensation Committee may not, without shareholder approval, amend the 2011 Plan to increase the aggregate number of shares that may be issued or transferred to participants or to any one participant, extend the term of the 2011 Plan or awards granted thereunder, change the eligibility criteria for participants or grant options at less than fair market value. No awards may be made under the 2011 Plan after December 31, 2018.
The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The 2011 Plan contains an anti-dilution provision that provides for the adjustment of the number of shares available for the grant of stock awards and certain limits under the 2011 Plan in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.
The foregoing summary of the material terms of the 2011 Plan is qualified in its entirety by reference to the text of the 2011 Plan, which is attached as Appendix A to this proxy statement.
Tax Consequences
The following is a brief summary of certain federal income tax consequences of certain transactions under the 2011 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
In general, (i) no income will be recognized by an optionee at the time a nonqualified option is granted, (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee’s alternative minimum tax, if any, the difference between the fair market value of the shares at exercise and the purchase price generally constitutes an item of adjustment. If shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares, any gain realized will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the purchase price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.
A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who properly elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares to the recipient will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Generally, no income will be recognized by a participant in connection with the grant of a stock unit award. Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as taxable ordinary income in the year of payment an amount equal to the amount of any cash and the fair market value of any non-restricted shares of Common Stock actually or constructively received.
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) and (ii) any applicable reporting obligations are satisfied.
Section 409A of the Code is applicable to certain types of awards that may be granted under the 2011 Plan. To the extent applicable, it is intended that the 2011 Plan and any grants made under the 2011 Plan comply with the provisions of Section 409A. The Company intends to administer the 2011 Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to adopt such amendments (including retroactive amendments) to the 2011 Plan and any grants made thereunder as may be required in order to comply with Section 409A.
New Plan Benefits
Awards under the 2011 Plan are within the discretion of the Compensation Committee, and with respect to certain grants as described above, our Chief Executive Officer. As a result, the benefits that will be awarded under the 2011 Plan, including to our non-employee directors, are not determinable at this time and, therefore the table below shows the aggregate number of awards granted under the 2011 Plan during 2015.

Name and Position	Dollar Value ($)(1)	Number of Securities Underlying RSUs	Number of Securities Underlying PSUs(2)	Number of Securities Underlying Options
Kevin A. Lobo	3,646,077	—	39,222	156,890
Chairman, President and
Chief Executive Officer
William R. Jellison	624,319	—	6,716	26,865
Vice President,
Chief Financial Officer(3)
Timothy J. Scannell	1,684,414	4,065	14,238	56,955
Group President, MedSurg
and Neurotechnology
David K. Floyd	1,166,577	2,169	10,478	41,910
Group President,
Orthopaedics
Lonny J. Carpenter	1,259,959	4,065	9,672	38,685
Group President, Global
Quality and Business Operations
Executive Group (5 persons)	8,381,346	10,299	80,326	321,305
Non-Executive Director Group
(8 persons)	694,544	7,584	—	30,360
Non-Executive Officer Employee
Group (1,921 persons)	50,392,983	544,141	24,526	2,031,765
______________
(1) Represents the dollar values of securities underlying restricted stock units and performance stock units at target levels.
(2) Represents performance stock units earned at target levels. Maximum levels represent 200% of target levels.
(3) Mr. Jellison has elected to retire from his role as Vice President, Chief Financial Officer effective April 1, 2016 and will continue to be employed as an Advisor to the Chief Financial Officer from April 1, 2016 through March 31, 2017.
History of Grants under the 2011 Plan
From the inception of the 2011 Plan through February 29, 2016, 8,293,825 options were granted under the 2011 Plan, 83,756 of which have been exercised, 395,275 were terminated without having been exercised and 7,814,794 remain outstanding as of February 29, 2016; 1,779,908 restricted stock units were granted under the 2011 Plan of which 1,435,371 remain outstanding as of February 29, 2016 (of which approximately 327,740 will vest on March 21, 2016, assuming no forfeitures) and performance stock unit awards with respect to a maximum of 1,078,984 shares of Common stock have been granted, of which performance stock unit awards with respect to a maximum of 839,104 shares of Common Stock remain outstanding (222,776 shares relate to the 2013 PSUs, at maximum, of which approximately 129,988 shares, excluding dividend equivalents that cannot be calculated until the date of vesting, will vest on March 21, 2016, assuming no forfeitures). The table below summarizes the grants made from the inception of the 2011 Plan through February 29, 2016 to our named executive officers, other current executive officers as a group, all current directors who are not executive officers as a group, all nominees for election as directors as a group, all associates of directors, executive officers or nominees as a group, all other persons who received or are to receive 5% of such options, restricted stock units or performance stock units as a group, and all employees, excluding current executive officers as a group.

Name	Number of Options Granted (#)	Number of Restricted Stock Units Granted (#)	Number of Performance Stock Units Granted at Target (#)
Kevin A. Lobo	711,530	—	212,794
William R. Jellison	121,640	15,991	14,418
Timothy J. Scannell	183,735	4,065	69,838
David K. Floyd	146,025	2,169	44,988
Lonny J. Carpenter	126,285	6,216	47,558
Other current executive officers as a group (6 persons)	199,155	21,298	44,284
Current non-management directors as a group (8 persons)	101,760	23,616	—
Nominees for election as directors as a group (9 persons)(1)	813,290	23,616	212,794
Associates of directors, executive officers or nominees as a group (zero persons)	—	—	—
Other persons who received or are to receive 5% of such options, restricted stock units or performance stock units as a group (1 person)(2)	—	—	40,038
All employees as a group, excluding current executive officers	6,703,695	1,706,553	105,612
______________
(1) Values for each type of award are equal to the amounts for Mr. Lobo plus those included in the “Current non-management directors as a group” category.
(2) No such person received 5% or more of restricted stock units or stock options under the 2011 Plan through February 29, 2016.
Certain Interests of Directors
In considering the recommendation of our Board of Directors with respect to the approval of the 2011 Plan, shareholders should be aware that members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2011 Plan. For more information about the compensation we pay to our directors, see “Compensation of Directors” on page 33. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

Information About Other Equity Compensation Plans
Set forth in the following table is information with respect to other equity compensation plans under which Common Stock of the Company was authorized for issuance as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by shareholders(1)	16,256,619	$60.26	18,951,645
______________
(1) Includes the 2011 Plan, as well as the existing Performance Incentive Award Plan pursuant to which shares of Common Stock may be awarded to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas.
(2) Includes the following number of shares under our equity compensation plans: 14,975,359 shares in the 2011 Plan, 222,820 shares in the Performance Incentive Award Plan and 3,753,466 shares in the Employee Stock Purchase Plan.
There are no equity compensation plans that were not approved by shareholders.
Vote Required
Approval of the 2011 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. The Board of Directors recommends that shareholders vote FOR the approval of the 2011 Plan.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As described under “Compensation Discussion and Analysis” beginning on page 9, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Executive Compensation” beginning on page 25 that describe the compensation of our NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a “say-on-pay” advisory vote. Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a “say-on-pay” advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Executive Compensation.”
This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board of Directors unanimously recommends a vote FOR the resolution set forth in Proposal 4.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2017 Annual Meeting
Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2017 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 16, 2016. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.
Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2017 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than December 28, 2016, and no later than January 27, 2017. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2015 except for the Form 4 reporting the sale on December 1, 2015 by Ronda E. Stryker, Director.
Other Action
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.
Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. In addition, we have retained Innisfree M&A Incorporated to act as proxy solicitor for the annual meeting for a fee of $15,000 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy
Vice President, Corporate Secretary

March 16, 2016

Appendix A
STRYKER CORPORATION 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
_________________

Article 1.    Establishment, Objectives and Duration
1.1    Establishment of this Plan. Stryker Corporation, a Michigan corporation, hereby establishes this Stryker Corporation 2011 Long-Term Incentive Plan (the “Plan”) as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. This Plan permits the grant of Options, Restricted Stock and Other Stock Awards.
This Plan will become effective as of April 26, 2011, subject to this Plan having been approved by the Company’s shareholders on that date, and will remain in effect as provided in Section 1.3 hereof.
1.2    Purpose of this Plan. The purpose of this Plan is to advance the interests of the Company and its Subsidiaries (collectively, “Stryker”) by providing a larger personal and financial interest in the success of Stryker to employees and directors whose judgment, interest and special efforts Stryker is dependent upon for the successful conduct of its operations and to enable Stryker to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of Stryker and strengthen their desire to continue to serve Stryker.
1.3    Duration of this Plan. This Plan will commence on the Effective Date and will remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 10, until the earlier of (a) December 31, 2018 and (b) the date that all Shares subject to this Plan pursuant to Article 4 have been issued according to this Plan’s provisions; provided, however, that upon Plan termination, all Awards outstanding under this Plan will continue to have full force and effect in accordance with the terms of the Award Agreements evidencing such Awards.
Article 2.    Definitions
Whenever used in this Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
“Award” means any Option, Restricted Stock, Other Stock Award or any other right, interest or option (including any stock appreciation right), relating to Shares granted pursuant to the provisions of this Plan.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award or Awards granted by the Committee hereunder, which in the sole and absolute discretion of the Company may, but need not, be signed or acknowledged by the Company and/or the Participant.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Business Combination” shall have the meaning provided therefor in the definition of Change in Control.
“Change in Control” means the occurrence of any one or more of the following: (a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), after the Effective Date, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Shares, (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (i) the company resulting from such Business Combination (the “Surviving Company”), or (ii) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

“Committee” means the Compensation Committee of the Board of Directors or such other persons or committee to which the Board has delegated any authority, as may be appropriate. A person may serve on the Committee only if he or she is an “outside director” for purposes of Section 162(m) of the Code, is a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3 and is an “independent” Director for purposes of the Corporate Governance Standards of the New York Stock Exchange.
“Company” means Stryker Corporation, a Michigan corporation, and any successor thereto as provided in Article 12.
“Director” means a member of the Board of Directors.
“Disability” means (i) when used in the context of an Award other than an Incentive Stock Option Award, a physical or mental condition that qualifies as a disability under the long-term disability pay plan of Stryker then in effect for United States employees (irrespective of whether the Participant is eligible to participate in such plan), which disability has, in the case of an Employee, prevented such Employee from being in the full-time, active service of Stryker for the entire period of one hundred-eighty (180) days immediately preceding termination of employment; and (ii) when used in the context of an Incentive Stock Option, a physical or mental condition that qualifies as a disability within the meaning of Code Section 22(e)(3).
“Effective Date” means April 26, 2011, subject to this Plan having been approved by the Company’s shareholders on that date.
“Employee” means any person employed by Stryker in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by Stryker or (ii) transfers between locations of the Company or among the Company, any Subsidiary or any successor. Service as a Director shall not be sufficient to constitute “employment” by Stryker.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
“Exercise Period” shall have the meaning provided therefor in Section 3.4.
“Exercise Price” means, with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the Option and, with respect to a stock appreciation right, the price at which the stock appreciation right is granted.
“Fair Market Value” of the Shares as of any date means the closing sales price of the Shares (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to such date or, if the Shares are not then listed on the New York Stock Exchange, the fair market value of the Shares on such date as determined in good faith by the Committee.
“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
“Non-Employee Director” means a Director who is not currently an Employee.
“Nonstatutory Stock Option” means an Option that is designated as not being intended to qualify, or that has ceased to qualify, as an Incentive Stock Option.
“Option” means an option to purchase Shares granted under Article 6.
“Other Stock Award” means any right granted to a Participant by the Committee pursuant to Article 8.
“Participant” means an Employee or Non-Employee Director to whom an Award has been granted that remains outstanding.
“Performance Award” shall have the meaning provided therefor in Section 14.5.
“Restricted Stock” means any Share issued pursuant to Article 7 with a restriction on transferability, a risk of forfeiture and such other restrictions as the Committee, in its sole discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances, as specified in this Plan or the Award Agreement relating to the Restricted Stock.
“Restriction Period” means the period during which Restricted Stock remains nontransferable and subject to a risk of forfeiture.
“Retirement” means termination of employment with or service as a Director of Stryker on or after the Participant’s 65th birthday or the Participant’s 60th birthday if the Participant has completed or is otherwise credited with ten (10) years of service as an Employee or Director of Stryker.
“Shares” means the shares of common stock, $.10 par value, of the Company.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
Article 3.    Administration
3.1    The Committee. This Plan will be administered by the Committee. The Board of Directors may from time to time remove members from the Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board.
3.2    Authority of the Committee. Except as limited by law and subject to the provisions of this Plan and such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, the Committee will have full power to (a) select Employees and Non-Employee Directors to whom Awards may from time to time be granted under this Plan, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by or relating to each Award granted under this Plan (d) determine the terms and conditions of Awards in a manner consistent with this Plan, (e) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or any other form of property, (f) determine whether, to what extent and under what circumstances payment of cash, Shares other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant consistent with the terms of this Plan, (g) construe and interpret this Plan and any Award Agreement (h) establish, amend or waive rules and regulations and appoint such agents as it shall deem appropriated for the proper administration of this Plan and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The interpretation and construction by the Committee of any provision of this Plan or any Award granted pursuant hereto shall be final and conclusive. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted pursuant hereto.
3.3    Delegation. Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to make Awards to Employees to the Company’s Chief Executive Officer, subject to annual calendar year limits of 20,000 Shares subject to Awards per Employee and 300,000 Shares subject to Awards in the aggregate in the case of Awards made (a) in situations where the Company is seeking to attract a new hire or recognize employees for special achievements, (b) to new employees as a result of the acquisition by the Company of another company, whether by merger or purchase of stock or substantially all of its assets, which Awards are deemed appropriate by the Chief Executive Officer in connection with the retention of newly acquired employees or (c) in other special circumstances, with any Share issuable in connection with an Award other than an Option or stock appreciation right being counted against such limits as 2.86 Shares, except that no such delegation may be made in the case of Awards to persons who are subject to the provisions of Section 16 of the Exchange Act or in the case of Awards intended to be qualified under Section 162(m) of the Code. To the extent that the Committee delegates its authority as provided by this Section 3.3, all references in this Plan to the Committee’s authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limits described in this Section 3.3 may be modified by the Committee with respect to any year or all future years and shall be subject to adjustment as provided in Section 4.3.
3.4    Change in Control. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restriction applicable to Awards, deem the performance measures, if any, to be satisfied, or take such other action as it deems appropriate, in its sole discretion. In addition, notwithstanding any other provision of this Plan, during the sixty (60)-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Exercise Price for the Shares being purchased under the Option and by giving written notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive in cash, within thirty (30) days of such notice an amount equal to the amount by which the Fair Market Value per Share on the date of such election shall exceed the Exercise Price per Share under the Option multiplied by the number of Shares granted under the Option as to which the right granted under this Section 3.4 shall have been exercised.
Article 4.    Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Available for Awards. The maximum number of Shares that may be subject to Awards under this Plan is 25,000,000. The maximum number of Shares that may be subject to all Awards, in the aggregate, granted during any calendar year to any one Participant is 2,000,000; provided, however, that, to the extent required by Section 162(m) of the Code, Shares subject to Options or stock appreciation rights that are canceled shall continue to be counted against the foregoing limit and provided, further, that such limit will apply whether the Awards are paid in Shares or settled in cash. Any Share for which an Award other than an Option or stock appreciation right is granted shall be counted against the limits described above as 2.86 Shares. Notwithstanding anything herein to the contrary, (a) the maximum grant-date fair value, as determined in accordance with the Company’s standard accounting principles, of Awards that may be granted to any one Non-Employee Director in any calendar year is $500,000 and (b) the maximum amount of cash compensation payable by the Company to any one Non-Employee Director in any calendar year (measured as of the date of payment) is $400,000. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.3.
4.2    Computation of Available Shares. Shares subject to Awards that terminate, expire or are forfeited, canceled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Shares that again become available for future grant pursuant to the preceding sentence shall be added back as one (1) Share if subject to an Option or a stock appreciation right and as 2.86 Shares if subject to an Award other than an Option or a stock appreciation right. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance or delivery under this Plan if such Shares were tendered or withheld to pay the Exercise Price of an Option or the withholding taxes related to an Award or were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the Shares available for issuance or delivery under this Plan shall not be increased by Shares repurchased by the Company with Option proceeds.
4.3    Adjustments of and Changes in Shares.

(a)
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares or of any stock or other securities into which the Shares shall have been changed or for which Shares shall have been exchanged, such adjustment shall be made in the number and class of Shares that may be delivered under this Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)	Fractional Shares resulting from any adjustment in Awards pursuant to this Section 4.3 may be settled in cash or otherwise as the Committee determines.

(c)
The Company will give written notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.    Eligibility and Participation
Any Employee or Non-Employee Director shall be eligible to be selected as a Participant as provided herein; provided, however, that Incentive Stock Options shall only be awarded to Employees. Notwithstanding any provision in this Plan to the contrary, the Board (not the Committee) shall have the authority, in its sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under this Plan and all references in this Plan to the Committee, insofar as they relate to Awards to Non-Employee Directors, shall be deemed references to the Board. The Board shall set the terms of Awards to Non-Employee Directors in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.
Article 6.    Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees and Non-Employee Directors in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2    Terms and Conditions. Except as hereinafter provided, all Options granted pursuant to this Plan shall be subject to the following terms and conditions:

(a)
Price. The Exercise Price of the Shares issuable upon exercise of Options granted under this Plan shall be not less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option. The Exercise Price shall be paid in full at the time of purchase by any combination of the methods set forth below. The Committee shall have the authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment are: (i) cash, (ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price or (iii) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price. The Exercise Price shall be subject to adjustment, but only as provided in Section 4.3 hereof.

(b)
Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular Option is granted. Options shall be exercisable as provided by the Committee at the time of grant thereof.

(c)
Termination of Employment or Service as a Director. Upon the termination of the Participant’s employment or service as a Director, except as otherwise provided under terms of the Award Agreement, his or her rights to exercise an Option shall be as follows:

Retirement. If a Participant’s employment or service as a Director terminates by reason of Retirement, the Participant or the Participant’s estate (in the event of death after such termination) may, at any time prior to the fixed termination date provided in the Option, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the last day on which the Participant was either an Employee or Director. Anything in this Plan to the contrary notwithstanding, if a Participant were eligible for Retirement but ceased to be an Employee or Director by reason of Disability, death or any other reason before such Participant retired, his or her rights to exercise an Option shall be as if such Participant’s employment or service as a Director ceased by reason of Retirement.
Disability or Death. If a Participant’s employment or service as a Director terminates by reason of Disability or death, the Participant or the Participant’s estate may, within one (1) year following such termination, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the date of termination.
Other Reasons. If a Participant’s employment or service as a Director terminates for any reason other than Retirement, Disability or death, the Participant or the Participant’s estate (in the event of the Participant’s death after such termination) may, within thirty (30) days following such termination, exercise the Option with respect to only such number of Shares as to which the right of exercise had accrued on or before the Termination Date unless the Committee determines that the Option shall be exercisable as to a greater portion thereof. Except as otherwise provided in the following sentence, “Termination Date” means the effective date of termination of a Participant’s employment or service as a Director. If a Participant is employed outside the United States, “Termination Date” shall be the earliest of (i) the date on which notice of termination of employment is provided to the Participant, (ii) the last day of the Participant’s active service with the Company or a Subsidiary, or (iii) the last day on which the Participant is an Employee of the Company or any Subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.
General. Notwithstanding the foregoing, no Option shall be exercisable in whole or in part (i) after the termination date provided in the Option, or (ii) except as provided in Section 3.4 or in the event of termination of employment or service as a Director because of Disability, Retirement or death, unless the Participant shall have continued in the employ of Stryker or to serve as a Director for one year following the date the Option was granted. A Participant’s “estate” shall mean the Participant’s legal representatives upon the Participant’s death or any person who acquires the right under the laws of descent and distribution to exercise an Option by reason of the Participant’s death. The Board of Directors or the Committee may determine that the transfer of employment of one or more Employees at the Company’s request or with its permission to an entity that has a contractual relation with Stryker shall not be deemed a termination of employment for purposes of this Section 6.2(c). In the case of a person who is both an Employee and a Director, the provisions of this Section 6.2(c) shall not apply until such time as such person is neither an Employee nor a Director.

(d)
Surrender of Options. Subject to the provisions of Section 10.2 of this Plan, the Committee may require the surrender of outstanding Options as a condition precedent to the grant of new Options. Upon each such surrender, the Option or Options surrendered shall be canceled and the Shares previously subject to the Option or Options under this Plan shall thereafter be available for the grant of Options under this Plan.

(e)	Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(f)
Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsections (a) through (e) of this Section 6.2 and to the following terms and conditions:

(i)    No Incentive Stock Option shall be granted to an individual who is not an Employee;
(ii)    No Incentive Stock Option shall be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company;
(iii)    No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for Incentive Stock Options that may be granted to an individual Employee; and

(iv)    An Incentive Stock Option will cease to qualify as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option if not exercised on or before the earliest of (i) the time specified in the Award Agreement, (ii) three (3) months after the Participant’s termination of service for a reason other than death or Disability, or (iii) twelve (12) months after the Participant’s termination of service for Disability.
Article 7.    Restricted Stock
7.1    Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as it determines. Restricted Stock may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.
7.2    Award Agreement. Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares granted and such other provisions as the Committee determines.
7.3    Other Restrictions. The Committee may impose such conditions or restrictions on any Restricted Stock as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 7.3 as to any given Award will lapse all at once or in installments. The Company will retain the certificates representing Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
7.4    Payment of Awards. Except as otherwise provided in this Article 7, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period or on the date provided in the Award Agreement.
7.5    Voting Rights. During the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.
7.6    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of employment or service as a Non-Employee Director. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment or service.
Article 8.    Other Stock Awards
8.1    Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, “Other Stock Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Awards may include Awards based on the achievement of pre-established performance criteria during a specified period. Stock appreciation rights may be granted for terms up to but not exceeding ten (10) years from the date the particular stock appreciation right is granted and shall be exercisable as provided by the Committee at the time of grant thereof. The Exercise Price of a stock appreciation right shall not be less than 100% of the Fair Market Value of the Shares on the date of grant. Other Stock Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of this Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Other Stock Awards granted to Participants shall have a vesting period of not less than one year.
8.2    Other Provisions. Shares purchased pursuant to a purchase right awarded under Section 8.1 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded. Otherwise, Shares subject to Other Stock Awards granted under Section 8.1 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law
Article 9.    Rights of Participants
9.1    Employment and Service. Nothing in this Plan will confer upon any Participant any right to continue in the employ of Stryker, or interfere with or limit in any way the right of Stryker to terminate any Participant’s employment or service as a Director at any time.
9.2    Participation. No Employee or Director will have the right to receive an Award under this Plan or, having received an Award, to receive a future Award.
9.3    Dividends and Other Distributions. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or stock appreciation right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, all cash or stock dividends that are or would be payable with respect to each Share underlying such Award (“Dividend Equivalents”). Notwithstanding the foregoing, with respect to Awards that are earned based on the achievement of performance objectives, Dividend Equivalents will only be paid upon the achievement of the respective performance objectives. The Committee may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend Equivalents that are to be paid on a deferred basis shall be granted and administered in accordance with all applicable provisions of Code Section 409A.
Article 10.    Amendment, Modification and Termination
10.1    Amendment, Modification and Termination. The Committee may at any time and from time to time, alter, amend, modify or terminate this Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued to Participants under this Plan, as described in Section 4.1 (and subject to adjustment as provided in Section 4.3), extend the term of this Plan or of Awards granted hereunder, change the eligibility criteria in Article 5 or reduce the Exercise Price of Options or stock appreciation rights below Fair Market Value without the approval of the Company’s shareholders. No termination, amendment or modification of this Plan may adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
10.2    Awards Previously Granted. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Awards under this Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or stock appreciation rights with an Exercise Price that is less than the Exercise Price of the original Options or stock appreciation rights without shareholder approval. Furthermore, no Option or stock appreciation right will be canceled in exchange for cash or Other Stock Awards or replaced with an Option or stock appreciation right having a lower Exercise Price, without the approval of the Company’s shareholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any right or obligation under any Award already granted under this Plan without the prior written consent of the Participant.
Article 11.    Withholding
The Company shall be authorized to withhold from any Award granted or payment due under this Plan the minimum amount of withholding taxes due in respect of an Award or payment hereunder based on the Participant’s statutory minimum tax rate and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy the obligation for the payment of such taxes by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares or by directing the Company to retain Shares otherwise deliverable in connection with the Award.
Article 12.    Successors
All obligations of the Company under this Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger or consolidation or otherwise.
Article 13.    Breach of Restrictive Covenants
An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to Stryker’s ownership of inventions contained in the Award Agreement or otherwise required as a condition to an Award, whether during or after termination of employment or service as a Director, the Participant will forfeit such Award or the Shares issued or payment received in respect thereof (in which case the Company will repay the lesser of any Exercise Price or other amount paid by the Participant or the then Fair Market Value) or pay to the Company any gain realized as a result of the disposition of Shares issued in respect of such Award, all as provided in the applicable Award Agreement.
Article 14.    Miscellaneous
14.1    Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
14.2    Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the

Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.
14.3    Requirements of Law. The granting of Awards and the issuance of Shares or cash payouts under this Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies or national securities exchanges as may be required.
14.4    Securities Law Compliance. As to any individual who is, on the relevant date, an officer, Director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor rule. To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
No Option or stock appreciation right granted pursuant to this Plan shall be exercisable in whole or in part, and no Shares shall be issued pursuant to an Award, if such exercise or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as in effect at that time. Each Award shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of Shares thereunder, such Award may not be exercised and no Shares may be issued in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.
14.5    Code Section 162(m) Provisions. Notwithstanding any other provision of this Plan, if the Committee determines at the time an Award based on the achievement of performance objectives (a “Performance Award”) is granted to a Participant who is then an officer of the Company that such Participant is, or may be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 14.5 shall be applicable to such Award. If a Performance Award is subject to this Section 14.5, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return, economic value added, quality initiatives or compliance initiatives in respect of the Company or the Subsidiary or division of the Company within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary or division of the Company) under one or more of the measures described above relative to the performance of other corporations or external indices. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Notwithstanding any provision of this Plan other than Section 3.4, with respect to any Performance Award that is subject to this Section 14.5, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Performance Awards as “performance-based compensation” under Section 162(m) of the Code. In addition, at the time of granting Performance Awards or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Performance Award as “performance-based compensation under Section 162(m), the Committee may provide for the manner in which performance will be measured against the performance goals or may adjust the performance goals to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
14.6    Section 409A Compliance. Awards under this Plan are intended to either comply with, or be exempt from, the requirements of Code Section 409A and this Plan shall be interpreted and administered in a manner consistent with such intent. If an operational failure occurs with respect to Code Section 409A requirements, the Company shall require any affected Participant or beneficiary to fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. Payments made to a Participant in error shall be returned to the Company and do not create a legally binding right to such payments.
14.7    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending this Plan, establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and grant Awards to such Participants in accordance with those rules. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
14.8    No Restriction on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
14.9    Non-Transferability of Awards. Unless the Committee determines otherwise at the time an Award is granted, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by him or her or, if permissible under applicable law, by the Participant’s guardian or legal representative. An Award and all rights thereunder shall terminate immediately if a Participant attempts to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award or any rights therein to any person except as permitted herein or pursuant to the terms of such Award. For the sake of clarity, no Award may be transferred by a Participant for value or consideration.
14.10    Governing Law. To the extent not preempted by federal law, this Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.
14.11    No Limitation on Rights of the Company. The grant of an Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
14.12    Participant to Have No Rights as a Shareholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.

stryker

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00984-P75439 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker

1. Elect nine directors:

Nominees:	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;	☐	☐	☐
3. Approval of the 2011 Long-Term Incentive Plan, as amended and restated;	☐	☐	☐
4. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3 and 4.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2015 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ **Please fold and detach card at perforation before mailing.** ↓

E00985-P75439

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2016

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 16, 2016, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 27, 2016, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

stryker

STRYKER CORPORATION
C/O COMPUTERSHARE INVESTOR SERVICES
P.O. BOX 43078
PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by April 26, 2016, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00986-P75439 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

stryker

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;	☐	☐	☐
3. Approval of the 2011 Long-Term Incentive Plan, as amended and restated;	☐	☐	☐
4. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3 and 4.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2015 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

E00987-P75439

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2016

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 16, 2016, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 27, 2016, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

stryker

STRYKER CORPORATION
C/O VANGUARD
P.O. BOX 2900
VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by April 26, 2016, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00988-P75439

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker

1. Elect nine directors:

Nominees:	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;	☐	☐	☐
3. Approval of the 2011 Long-Term Incentive Plan, as amended and restated;	☐	☐	☐
4. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3 and 4.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. Eastern on April 26, 2016, you will be treated as directing the Plans' Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2015 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ **Please fold and detach card at perforation before mailing.** ↓

E00989-P75439

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2016

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 16, 2016, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 27, 2016, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)